CONSTRUCTION LOAN AGREEMENT


      THIS CONSTRUCTION LOAN AGREEMENT (the "Loan Agreement" or "Agreement") is made and executed by and between ARVIDA GRAND BAY LIMITED PARTNERSHIP - I , a Delaware limited partnership and ARVIDA GRAND BAY PROPERTIES, NC., a Delaware corporation, located at 900 North Michigan Avenue, Chicago, Illinois 60611, Attention: Stephen A. Lovelette (hereinafter referred to as "Borrower") and BARNETT BANK OF BROWARD COUNTY, N.A., a national banking association, located at One East Broward Boulevard, Fourth Floor, Fort Lauderdale, Florida 33301, attention: Commercial Real Estate Lending Department (hereafter referred to as "Lender").

                            W I T N E S S E T H:

      WHEREAS, Borrower and Arvida Grand Bay Limited Partnership - II, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - III, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - IV, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - V, a Delaware limited partnership, and Arvida Grand Bay Limited Partnership - VI, a Delaware limited partnership has negotiated with Lender for a loan in the principal amount of Twenty-Four Million and 00/100 Dollars ($24,000,000.00) (the "Loan") to be secured by an amended and restated mortgage and security agreement encumbering land to be used by Borrower to construct a ten story mid-rise residential condominium building containing a total of fifty-six (56) condominiums ("Phase I Building"), a recreational clubhouse, a guardhouse, a covered parking garage, amenities, and related improvements, to be known as Phase I of Bishop's Point on Longboat Key, Sarasota County, Florida (collectively "Phase I" or "Project" or "Improvements") which Project is more specifically defined in that certain loan commitment letter by Lender to Borrower, dated November 3, 1993, (the "Commitment");

      WHEREAS, the Project is located upon certain real property as described in EXHIBIT "A" (the "Land") located in Longboat Key, Sarasota County, Florida (Phase I and the Land hereafter being referred to collectively as the "Property"); and

      WHEREAS, Borrower and Lender wish to enter into this Loan Agreement in order to set forth the terms and conditions of the disbursement of the Loan.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, representations, warranties and agreements contained herein, the sum of TEN AND 00/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                                  ARTICLE I

                               LOAN DOCUMENTS

      Subject to the conditions contained in the Commitment and prior to the initial disbursement, Borrower shall execute and deliver, or cause to be executed and delivered to Lender the following documents (hereinafter collectively and together with this Loan Agreement referred to as the "Loan Documents"), all in a form satisfactory to Lender:

            1. NOTE. A consolidated revolving promissory note of even date herewith by Borrower, Arvida Grand Bay Limited Partnership - II, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - III, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - IV, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - V, a Delaware limited partnership, and Arvida Grand Bay Limited Partnership - VI, a Delaware limited partnership payable to the order of Lender in the principal amount of Twenty-Four Million and 00/100 Dollars ($24,000,000.00) (the "Note"), which shall include such terms and conditions as have heretofore been mutually agreed upon between Borrower and Lender and which Note consolidates that certain Promissory Note in the amount of One Thousand and 00/100 Dollars and that certain Future Advance Revolving Promissory Note in the amount of Twenty-Three Million Nine Hundred Ninety-Nine Thousand and 00/100 Dollars.

            2. AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT. An amended and restated mortgage and security agreement encumbering the Property which amends and restates that certain Mortgage dated September 1, 1993 and recorded in Official Records Book 2546, Page 2460 of the Public Records of Sarasota County, Florida and which was assigned to Lender and assumed by Borrower, Arvida Grand Bay Limited Partnership - II, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - III, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - IV, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - V, a Delaware limited partnership, and Arvida Grand Bay Limited Partnership - VI, a Delaware limited partnership pursuant to that certain Assignment and Assumption of Note and Mortgage dated of even date herewith (collectively the "Mortgage") and which Mortgage is a first lien on the Property shall be in a form satisfactory to Lender and shall be subject only to those exceptions and matters satisfactory to Lender.

            3. UCC-1 FINANCING STATEMENTS (LOCAL AND STATE). UCC-1 Financing Statements (local and state) covering all personal property, fixtures and equipment owned by Borrower, placed or to be placed on or under the Property, and used by Borrower exclusively in connection with the Project and such other documents as will insure Lender a first perfected security interest in and to said personal property, fixtures and equipment.

            4.   ASSIGNMENT OF RENTS AND LEASES.    An assignment of rents
and leases from Borrower to Lender assigning any and all leases and rents now in existence or which may come into existence during the life of the Loan from Borrower to Lender.

            5. MORTGAGEE TITLE INSURANCE COMMITMENT AND POLICY. A mortgagee title insurance commitment ("Commitment") and policy in the face amount of Twenty-Four Million and 00/100 Dollars ($24,000,000.00), insuring the Mortgage as a valid first lien on the Property subject only to exceptions as shall be approved in writing by Lender, issued by a title company satisfactory to Lender ("Title Insurer"), and in a form satisfactory to and approved by Lender and satisfying the requirements set forth in the Commitment, including such reinsurance and/or coinsurance agreements, if any, and any affirmative coverage required by Lender. Borrower, at Borrower's expense, shall deliver to Lender copies of any documents which may affect the Property in any manner (as determined by Lender's counsel) at any time prior to or during the term of the Loan.

            6. OPINION OF COUNSEL. An opinion of counsel licensed in the State of Florida and satisfactory to Lender which covers such matters as may be required by Lender and, as to organization and existence of entities formed in states outside of Florida an opinion letter as to those issues by local counsel of said jurisdiction.

            7. MORTGAGOR'S AFFIDAVIT. Mortgagor's Affidavit, in form and content sufficient to permit the Title Insurer to delete any exception for parties in possession, matters of survey, mechanic's or materialmen's liens, the gap exception, and taxes and assessments which are due and payable.

            8. BORROWING AUTHORITY INSTRUMENTS. Documents evidencing the necessary authorization for all actions taken by Borrower and Guarantor in connection with this Loan as may be required by Lender. Appropriate documents may include corporate and partnership resolutions, certificates of active status, certificates of authority, certified copies of articles of incorporation and all amendments thereto, certified copies of by-laws and all amendments thereto and limited partnership agreements, including all amendments thereto.

            9. GENERAL CONSTRUCTION CONTRACT. A General Construction Contract (the "Construction Contract") in form and content acceptable to Lender, executed by and between Borrower and a licensed Florida contractor acceptable to Lender in its sole and absolute discretion (the "Contractor") to construct Phase I in accordance with the plans and specifications dated __________, 1993 (the "Plans and Specifications") prepared by The Lawrence Group Architects, Inc. (the "Architect"). Said Construction Contract shall include the provision that, upon the happening of an Event of Default, as defined in the Mortgage or this Loan Agreement, Contractor will, at the request of Lender, continue performance pursuant to the Construction Contract with Borrower until completion of construction of the Phase I Building, provided that Contractor shall be compensated by Lender from the date Lender assumes the rights and obligations pursuant to the Construction Contract. Borrower shall also deliver to Lender a copy of the Architect's Contract by and between the Borrower and the Architect, which shall be in form and content acceptable to Lender and which shall provide that the Architect shall submit to Lender any certificates, as-built plans or specifications or other information which shall be a prerequisite to disbursements of Loan proceeds, including the final disbursement, as provided herein.

            10. MAJOR SUBCONTRACTS. Contracts in form and content acceptable to Lender, which have been executed by and between Contractor and all major subcontractors, materialmen and suppliers ("Subcontractors") to construct the Project in accordance with the Plans and Specifications. For the purposes hereof, a major subcontract shall be any contract which is a contract for Twenty-Five Thousand and 00/100 Dollars ($25,000.00) or more and which is designated by Lender to be a Major Subcontract. If Major Subcontracts have not been executed, Borrower shall furnish to Lender firm bids or internal estimates of the work to be covered by the Major Subcontract, and such supporting documentation therefor as Lender may require. Borrower shall submit to Lender a list of all other Subcontractors working on the Project and shall keep the list current until the Project is completed. All subcontracts for work, labor and materials entered into by Contractor or directly by Borrower, either with Major Subcontractors, other subcontractors or with Borrower's own employees or agents, shall cover completion of the Project shown on the Plans and Specifications. The aggregate contract price for constructing and equipping the Project in accordance with the Plans and Specifications and representations made to Lender and all other costs of the project being financed with the Loan proceeds and pursuant to the terms and conditions hereof (the "Project") shall not exceed the amount allocated and described in the budget for the Loan (the "Loan Budget") approved in writing by Lender and attached hereto and made a part hereof as EXHIBIT "B." Borrower shall furnish such additional supporting documentation for the cost of the items described in the Loan Budget as may be required by Lender.

            11. BORROWER'S ARCHITECT'S/ENGINEER'S OPINIONS AND AGREEMENTS. Written certificates from Borrower's Architect/ Engineer ("Engineer" or Architect") covering such matters as may be required by Lender and stating that the proposed Project, when completed in accordance with the Plans and Specifications, will comply with all governmental restrictions, ordinances and regulations. Further, Borrower will provide Lender with an agreement by Borrower's Architect in form and content acceptable to Lender, regarding Lender's right to use the Plans and Specifications at no cost to Lender upon an Event of Default, as defined in the Mortgage and this Loan Agreement by Borrower.

            12. LENDER'S CONSTRUCTION INSPECTOR'S PLAN AND COST REVIEW. Written plan and cost review from Lender's construction inspector ("Inspector") covering such matters as may be required by Lender and stating that the proposed Project can feasibly be constructed within the Loan Budget and that the proposed Project, when completed in accordance with the Plans and Specifications, will comply with all governmental restrictions, ordinances and regulations.

            13. ASSIGNMENT OF CONTRACT RIGHTS. An assignment to Lender of all of Borrower's contract rights under the Contractor's Contract, the Architect's Contract and all other contracts.

            14. COMMITMENT FEE. The non-refundable commitment fee of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00), plus any out-of-pocket expenses. The amount of One Hundred Twenty Thousand 00/100 Dollars ($120,000.00) of the commitment fee was paid upon the acceptance of the Commitment. It is understood and agreed that no part of such fee will be returned to the Borrower in any event, including, but not limited to as a credit against closing costs or expenses. Further, a non-refundable commitment fee of One Hundred Twenty Thousand and 00/100 Dollars ($120,000,000.00) shall be paid by Borrower to Lender annually commencing on the date which is one year from the date of this Agreement and continuing annually throughout the term of the Loan. If the Option term is exercised by Borrower and Lender, a non-refundable commitment fee during the term of the Option Term, as defined in the Note shall be due annually in the sum of one-half percent (1/2%) per annum of (i) the outstanding principal balance of the Loan on the effective date of the extension, plus (ii) the amount of loan funds committed by Lender to be funded during the Option Term but remaining unfunded as such committed amount may have been reduced by Borrower.

            15. GUARANTY. The guaranty of payment of the Note ("Guaranty") by Arvida/JMB Partners, L.P., a Delaware limited partnership (the
"Guarantor").   Further, a Guaranty of Completion shall be given by Guarantor.


            16. TAXES. Proof of payment of real property and personal property taxes for 1992 and all prior years, and information as to tax identification numbers, tax rates, estimated tax values and the identities of the taxing authorities and evidence of payment of any outstanding liens or other outstanding obligations or encumbrances against the Property or Phase I Building.

            17. UTILITIES. Commitment letters addressed to Lender evidencing the availability and sufficiency of water, sewer, electric, telephone and natural gas utility services to satisfactorily service the proposed Phase I Building on the Property and that such facilities are available and will be furnished.

            18. PERMITS. Building permit(s) and satisfactory evidence that the Land and the Project and the intended uses of the Property are in compliance with all applicable laws, regulations and ordinances. Such evidence may include letters, licenses, permits, certificates and other correspondence from the appropriate governmental authorities, opinions of Borrower's attorney or other attorneys and opinions or certifications from Borrower's Architect, as Lender may determine. Those laws, regulations and ordinances with which compliance should be evidenced include, by way of illustration but not limitation, the following: (a) environmental protection laws; (b) erosion control ordinances; (c) doing-business and/or licensing laws; (d) laws protecting disabled or handicapped persons; and (e) zoning laws (in this regard, the evidence submitted should include (i) the zoning designation made for the Land; (ii) the permitted uses of the Land under such zoning designation, (iii) zoning requirements as to parking, lot size, ingress and egress and building setbacks, (iv) the absence of moratoriums that would prohibit construction of the Phase I Building, (v) site plan approval, and
(vi) the length of time of the validity of all such approvals, variances and permits).

            19. COST BREAKDOWN. A detailed construction and non-construction cost breakdown on Lender approved forms of all construction and non-construction costs including specification of which items are to be funded from sources other than the Loan. Lender reserves the right to require, at Borrower's expense, a construction cost take-off by Lender's Inspector or by an expert in the construction cost field to be designated by Lender. If, in the judgment of such Inspector or such cost expert, the total estimated costs of constructing the Project exceeds the Total Cost of the Project as set forth on Exhibit "B" attached hereto and made a part hereof, and if Borrower does not have or have access to, which access can be affirmatively demonstrated to Lender in Lender's discretion, sufficient capital in an amount satisfactory to the Lender to pay all costs which exceed the amount allocated for the Project, which determination by Lender shall not be arbitrary, same shall be a default, unless said default shall be cured to the satisfaction of Lender within thirty
(30) days after written notice of the default to Borrower by Lender.

            20. SOIL TESTS. A report as to soil borings and compaction reports and analysis made at the Land by a soil testing firm satisfactory to Lender and Lender's Inspector. The number and location of such borings shall be in accordance with the recommendations of the soil testing firm and must also be satisfactory to Lender. The report shall include the recommendations of the soil testing firm as to the preparation of the soil needed in order to adequately support the Phase I Building and the other Improvements. (During the course of construction, Borrower shall also provide such reports as to concrete tests and additional soil tests as are requested or required by Lender.)

            21. FINANCIAL STATEMENTS. Current financial statements, and such other credit information as Lender may require for Borrower, in form and content satisfactory to Lender, and including evidence of the availability of Borrower's funds necessary or access by Borrower to funds, which access can be affirmatively demonstrated to Lender, in Lender's opinion, which shall not be arbitrary, to pay the total costs (hard construction and indirect costs) of the Project in excess of the amount of the Loan. Current financial statements and such other credit information as Lender may require for Guarantor, in form and content satisfactory to Lender. The Commitment and the Mortgage contain further requirements with respect to the foregoing financial statements and credit information.

            22. PLANS AND SPECIFICATIONS. Two (2) sets of Plans and Specifications, which Borrower shall have approved in writing and which shall be satisfactory to Lender in Lender's sole discretion, including any changes or modifications thereto to the date of receipt by Lender, and any and all construction contracts or other documents in the possession or control of Borrower or any general contractor relating to the construction of the Phase I Building which have been requested by Lender. The two (2) sets must include plans and specifications for architectural, structural, mechanical, plumbing, electrical and site development (including storm drainage, utility lines, erosion control and landscaping) work, and must be stamped with all required approvals from all applicable governmental authorities; certified under seal by Architect and signed by Borrower and Contractor to be true copies of the Plans and Specifications architecturally and structurally approved by all authorities and agencies having jurisdiction thereon. They must also incorporate the recommendations made in the soil testing report. No changes shall be made thereafter in the Plans and Specifications with the exception of any Approved Change Orders without the prior written consent of the Lender, except alterations which constitute Approved Change Orders, as hereinafter defined.

            23. CERTIFICATE OF ARCHITECT. Certificate of Architect preparing the Plans and Specifications addressed to Lender and stating that any necessary soil testing has been performed and soil conditions are satisfactory for the structural support of the Project; that there is adequate ingress and egress to the Property and the Phase I Building; that the Plans and Specifications have been approved by all governmental authorities, meet all State construction, energy conservation, and environmental codes and meet all Federal laws and regulations adopted pursuant to the Fair Housing Act of 1968 (as amended) and the Americans with Disabilities Act of 1990; that provisions have been made for the handicapped in accordance with all state and local ordinances, rules and regulations; that the zoning is proper; that the permit has been properly issued; that all utilities necessary to service the Phase I Building and the Property are available with adequate capacity; that all required governmental permits and approvals have been obtained; and such additional items as may be required by Lender. The Certificate of Architect shall include submission of reports and certifications regarding fill, foundation, design, settlement, H.V.A.C. and such other reports and certifications as required by Lender.

            24. LIEN WAIVERS. Waivers of lien from each and every contractor, subcontractor, laborer or material supplier performing services or supplying material to the Property within the past ninety (90) days and an affidavit listing all of said entities and certifying that no work has been performed and no materials have been supplied for which the costs remain unpaid prior to closing.

            25. FORM OF CONTRACT. Copy of form of contract for the sale of the individual condominium units located in the Phase I Building ("Unit(s)") ("Unit Contract"), which Unit Contract shall be acceptable to Lender and its counsel and shall be subordinate to the first lien of the Mortgage. Each Unit Contract must provide for: (i) an initial minimum payment of no less than ten percent (10%) of the gross sales price of a Unit to Borrower as an escrow deposit; (ii) an additional minimum payment of no less than ten percent (10%) of the gross sales price of a Unit to Borrower as an escrow deposit upon commencement of construction of the Building in which the Unit is located;
(iii) a final minimum payment of five percent (5%) of the gross sales price of a Unit to Borrower as an escrow deposit upon construction of the Building in which the Unit is located reaching the "top-off" stage, which is defined to mean that the shell of the Building is completed, the roof of the Building is dried in and the windows are completed ("Top-Off"). Notwithstanding the matters set forth above, if the total twenty-five percent (25%) escrow deposit as set forth in subparagraphs (i), (ii), and (iii) above shall exceed $100,000.00 for any Unit then the above-described escrow deposit requirement shall be reduced to a total escrow deposit of $100,000.00; (iv) an escrow agent acceptable to Lender, in Lender's sole discretion; and (v) that all escrow deposits relating to the Project, shall be deposited in Barnett Bank of Southwest, Florida, N.A., its successors and assigns. Borrower acknowledges that all amounts required hereunder to be deposited in escrow may not be used for construction purposes.

            26. INSURANCE. Evidence of insurance in form and content satisfactory to Lender, as set forth herein.

            27. COLLATERAL ASSIGNMENT OF SALES CONTRACTS AND DEPOSITS. A collateral assignment from Borrower to Lender of all of Borrower's rights and interest in and to any and all sales contracts and deposits held thereunder, and providing that all Unit purchasers' deposits shall be held in an escrow account at Barnett Bank of Southwest, Florida, N.A., its successors and assigns. The Borrower's rights to all monies in said escrow account shall also be assigned to Lender.

            28.   COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS.  A
Collateral Assignment of all licenses, permits, approvals and certifications relating to the use and construction of the Phase I Building on the Property, to the extent permitted by law, including but not limited to trade and fictitious names with the exception of JMB, Arvida, and their derivatives, all of which must be transferable during the entire term of the Loan, in form and content acceptable to Lender.

            29. APPRAISAL. Appraisal in accordance with the requirements as set forth in the Commitment.

            30. CONSTRUCTION LOAN DISBURSEMENT AGREEMENT. The Construction Loan Disbursement Agreement shall be executed by Borrower, Contractor, Lender and the title underwriter, as Disbursing Agent.

            31. SURVEY Three (3) original boundary and as-built surveys of the Property encumbered by the lien of the Mortgage, current within ninety (90) days of closing, satisfactory to Lender, in Lender's sole discretion. Lender's survey requirements are more specifically set forth in the Commitment.

            32. AMENDED NOTICE OF COMMENCEMENT. An Amended Notice of Commencement signed by Borrower at closing amending that certain Notice of Commencement recorded in Official Records Book 2558 at Page 2960 of the Public Records of Sarasota County, Florida with a certified copy thereof being posted at the job site in accordance with the Florida Construction Lien Law, Chapter 713, Florida Statutes (the "Florida Construction Lien Law") and a copy thereof furnished to Lender. Proof acceptable to Lender, in its sole discretion, that the Amended Notice of Commencement has been properly posted at the job site in accordance with the requirements of the Florida Construction Lien Law, shall be delivered to Lender and to the Title Insurer. The Amended Notice of Commencement shall name the Lender, and Title Insurer as additional parties to whom all notices shall be given. The Amended Notice of Commencement shall state that it is in effect throughout the duration of the construction period as set forth in the Construction Contract.

            33. CONDOMINIUM DOCUMENTS. Copies of all condominium and related documents in form and content acceptable to Lender, and in compliance with Florida law. The condominium documents shall have been approved by the State of Florida and/or shall have been recorded in the Public Records of Sarasota County, Florida.

            34. PAYMENT AND PERFORMANCE BONDS. Full payment and performance bonds in the total amount of the Loan, with dual obligee riders designating Lender as a dual obligee, in form and content satisfactory to Lender. The Payment Bond shall be issued in full compliance with the requirements of Florida Statutes Section 713.23.

            35. ENVIRONMENTAL AUDIT. A Phase I environmental audit or assessment report of the Property, at Borrower's expense, performed to the Lender's satisfaction by an acceptable and qualified environmental consultant or independent engineer verifying that no unremediated environmental contamination, except as disclosed in said Environmental Audit on the Property has occurred or is imminent and containing adequately supported and documented conclusions (which conclusions must be satisfactory to the Lender, in its sole discretion) which evaluate (i) whether any hazardous or toxic substances, hazardous wastes, pollutants, contaminants or any other environmental hazards are present in the soil, surface water or groundwater at or adjacent to the Property; (ii) whether operations at the Property are in compliance with all federal, state and local air quality and water quality regulations and other applicable environmental laws and (iii) whether there are any other potential or actual environmental concerns from current or prior ownership and uses of the Property. The contract between the Borrower and consultant for the conduct of an environmental audit or assessment shall contain a provision which expressly states that the Lender is an intended beneficiary of the contract and is entitled to rely on any report of findings or conclusions or the results of the environmental audit. In order to evaluate the environmental risks associated with this transaction, the Borrower will, upon request, give permission to the Lender and its agents and contractors to enter the Property for the purpose of conducting its own environmental assessment or hydrogeologic study of the Property including soil borings, installation of piezometers, the collection of soil and surface water samples, geophysical or geotechnical testing, soil vapor surveys and the installation and sampling of groundwater monitoring wells. All such assessments, studies, inspections and investigations deemed necessary by the Lender shall be conducted at Borrower's expense.

            36. MISCELLANEOUS. Such other matters, insurance or documents as Lender shall require, which requirements shall not be arbitrary.

      All of the Loan Documents shall be in form and content satisfactory to the Lender, and shall comply with all of the requirements set forth in the Loan Agreement and the Commitment.

                                 ARTICLE II

                         INITIAL FUNDING OF PHASE I

      1. The initial funding of Loan proceeds for the Phase I Building shall be funded by Lender subsequent to the following:

            A. Execution of all such documents as Lender and Lender's counsel may reasonably require to insure that the Lender has a valid first lien on the Property and the Phase I Building.

            B.   Recording of all documents as required by Lender's Counsel.

            C. Receipt by Lender of the marked-up Title Insurance Commitment, insuring Lender's Mortgage, which marked-up Title Insurance Commitment must be approved by Lender's counsel.

            D. Receipt by Lender of a copy of the Building Permit or Permits, as the case may be, for the Phase I Building.

            E. Receipt by Lender and Lender's counsel of certification that Borrower has pre-sold in the Phase I Building pursuant to Sold Unit Contracts, as hereinafter defined, the greater of in total dollars: (i) the aggregate dollar value in gross sales proceeds of 34 Sold Units or (ii) Seventeen Million Six Hundred Thousand and 00/100 Dollars ($17,600,000.00) in anticipated Net Sales Proceeds pursuant to Sold Unit Contracts, as hereinafter defined ("Phase I Pre-Sale Requirement"). Net Sales Proceeds shall mean the gross sales price paid by a third-party-end-purchaser for any Unit, less any Lender approved closing expenses; said closing expenses shall not exceed Three and one half percent (3.5%) of the gross sales price. If Borrower does not fulfill the Phase I Pre-Sale Requirement, Borrower may obtain disbursements of Loan funds provided: (i) Borrower has a total of Sold Unit Contracts at least equal to fifty percent (50%) of the Units in the Phase I Building, and (ii) Borrower funds from its own monies, prior to the receipt of any Loan Proceeds for the Phase I Building, the difference between the total dollar amount of the Phase I Pre-Sale Requirement and the actual total dollar amount which will be received by Borrower as Net Sales Proceeds pursuant to Sold Unit Contracts for the Phase I Building at the time Borrower desires to obtain a disbursement of Loan funds for the Phase I Building ("Phase I Building Funding Gap"). If a Phase I Building Funding Gap exists, then as additional Units are sold in the Phase I Building pursuant to Sold Unit Contracts, Lender will refund to Borrower, on a dollar for dollar basis, an amount equal to Phase I Building Funding Gap, provided that Lender shall not be required to fund Loan Funds in excess of the Loan Budget and in excess of the amounts set forth in Article
III hereof.   A Sold Unit Contract is defined as a fully executed contract for the sale of a Unit, on a form of contract pre-approved by Lender that provides for: (i) an initial minimum payment of not less than ten percent (10%) of the gross sales price of a Sold Unit to Borrower as an earnest money deposit; (ii) an additional minimum payment of not less than ten percent (10%) of the gross sales price of a Sold Unit to Borrower as an earnest money deposit upon commencement of construction of the Building in which the Sold Unit is located; (iii) a final minimum payment of five percent (5%) of the gross sales price of a Sold Unit to Borrower as earnest money upon construction of the Building in which the Sold Unit is located reaching Top-off (notwithstanding the matters set forth above, if the total twenty-five percent (25%) escrow deposit as set forth in subparagraph (i), (ii), (iii) above shall exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) for any Unit then the above-described escrow deposit requirement shall be reduced to a total escrow deposit of $100,000.00); (iv) where the fifteen (15) day statutory rescission period pursuant to Florida Statutes Section 718.503 ("Rescission Period") has expired; (v) where the purchase price of the Sold Unit is equal to or greater than ninety percent (90%) of the proposed sales price for that Unit as set forth on the Schedule of Costs attached hereto as Exhibit "C"; (vi) where the Sold Unit has not been purchased by Guarantor, Borrower or an employee of Borrower, Guarantor or any affiliate or subsidiary of Borrower or Guarantor or any affiliate or subsidiary of Borrower or Guarantor; and (vii) where to the best of Borrower's knowledge and belief after inquiry, the third-party-end purchaser of the Sold Unit has not purchased any other Unit in the Phase I Building or any other Building, either individually or in a corporate or partnership name or capacity, which corporation or partnership is controlled by the third-party-end purchaser. (A "Sold Unit" is defined as a Unit which has been sold to a third-party-end-purchaser pursuant to a Sold Unit Contract). Notwithstanding anything contained herein to the contrary, Lender shall have the right in its sole discretion to accept a contract as a Sold Unit Contract where a contract does not comply with each of the conditions a set forth above.

            F. Receipt by Lender of proof satisfactory to Lender in its sole discretion that Borrower has already invested Six Million One Hundred Seventy-Nine Thousand and 00/100 Dollars ($6,179,000.00) relating to the Project consisting of (a) $3,300,000.00 paid to Chemical Bank, N.A. for which payment Borrower received a partial release from the lien of Chemical's mortgage relating to the Property and (b) $2,879,000.00 toward the hard and soft costs of design and construction of one, two or all of the following: (i) The Phase I Building; (ii) the guardhouse located on the Project; and (iii) the recreational clubhouse facilities located on the Project.

            G. Evidence reasonably satisfactory to Lender and Lender's counsel of the fulfillment of any other condition to funding.

            H. Delivery to Lender of the documents required above as a condition to funding.

            I. Receipt and approval by Lender and Lender's counsel of all proposed condominium and homeowners' association documents relating to the Property.

      2. The initial funding of Loan proceeds for the recreational clubhouse and guardhouse shall be funded by Lender subsequent to the following:

            A. Fulfillment by Borrower of all matters set forth in Article II, Paragraph 1 above.

            B. Receipt by Lender of a copy of the Building Permit or Permits, as the case may be for the guardhouse and recreational clubhouse.

            C. Receipt and approval by Lender of two sets of plans and specifications for the guardhouse and the recreational clubhouse. The plans and specifications must comply with the requirements of Article I, Paragraph 22 of the Agreement.

            D. Receipt and approval by Lender of a written plan and cost review by the Inspector of the guardhouse and the recreational clubhouse.

            E. Receipt and approval by Lender of a loan budget for the construction of the guardhouse and recreational clubhouse.

            F. Execution and recordation of a Notice of Commencement or an Amended Notice of Commencement relating to the construction of the recreational clubhouse and guardhouse, which must include payment and performance bonds in accordance with the requirements of Article I, Paragraph 34 hereof.

            G. Receipt and approval by Lender of fully executed assents/certificates and licenses by the Contractor, Architect and Engineer relating to the construction of the guardhouse and the recreational clubhouse.

            H. Receipt and approval by Lender of insurance information relating to the construction of the guardhouse and the recreational clubhouse in accordance with Article I, Paragraph 26 of this Agreement.

                                 ARTICLE III

           METHOD AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS


            1. DISBURSEMENTS AND RETAINAGE. Lender shall disburse from the Note the Lesser of the following: (a) eighty-five percent (85%) of the total cost of hard and soft design and construction based upon costs submitted by Borrower to Lender and approved by Lender and Lender's Construction Inspector in accordance with the Loan Budget or (b) seventy-five percent (75%) of the appraised value of the Phase I Building upon completion of the Phase I Building (based on an appraisal satisfactory to Lender in Lender's sole discretion). Requisitions for disbursements for hard construction costs shall be in an amount not to exceed the percentage of work completed and incorporated in the project, times the total amount of the Construction Contract, less ten percent (10%) retainage, and less the amount previously paid to the Contractor by Borrower or Lender. Requisitions for disbursements of soft costs will be funded upon submission by Borrower of approved invoices to Lender.

            2. PAYMENT REQUISITION AND APPLICATION FOR PAYMENT FORMS. At such time as Borrower shall desire to obtain a disbursement of any portion of the Loan proceeds, subject to the other requirements hereof, Borrower shall complete, execute and deliver to Lender a construction loan requisition form ("Construction Loan Requisition Form") on the forms approved by Lender, and each contractor in privity with Borrower shall complete, execute and Borrower shall deliver to Lender a completed Application and Certificate for Payment and Continuation Sheet (A1A Documents G602 and G603) ("Application and Certification"). Each Application and Certification shall be provided to Lender's Inspector setting forth a detailed breakdown of the requested disbursement, supporting requisition and invoices of subcontractors and suppliers, the original cost breakdown approved by Lender together with the percentage of completion of each item and the balance remaining to complete each item and certification and notarization of all certificates by Borrower's construction supervisor. Each Application and Certification shall be certified by Borrower and Contractor.

            3. EVIDENCE OF PROGRESS OF CONSTRUCTION. The above-said Construction Loan Disbursement Form shall be accompanied by such evidence, at Borrower's expense, in form and content satisfactory to Lender, which shall include but not be limited to properly executed certificates, affidavits, waivers and releases of lien from Borrower, Architect, Contractor and/or such other persons as Lender may require, showing:

                 (a) The value of the portion of the Improvements completed at that time;

                       (i) That all outstanding claims for labor, materials and fixtures for which Lender has funded pursuant to a Construction Loan Requisition Form and an Application and Certification submitted by Borrower, have been properly paid;

                 (b) That there are no liens outstanding against the Property except for Lender's lien and other than inchoate liens for property taxes not yet due;

                       (i)   That Borrower has complied with all of
Borrower's obligations, as of the date thereof, under the Loan Documents;

                 (c) That all construction prior to the date of the request for an advance has been completed in a good and workmanlike manner in accordance with the Plans and Specifications and as required by all inspecting governmental authorities having jurisdiction thereof;

                       (i) That all funds previously disbursed by Lender have been applied in accordance with the Loan Budget;

                       (ii) That copies of all bills or statements for indirect expenses for which the advance is requested are attached to said Construction Loan Requisition Form and Application and Certification; and

                       (iii) Except as otherwise may be provided, that all change orders shall have been approved in writing by Lender.

      Where the draw request relates to items other than payments for work performed or materials furnished under the Construction Contract, there shall be included a statement of the purposes for which the advance is desired and invoices for the same, as Lender shall reasonably require and approve.

            4. PROJECT EVALUATION REPORT. At such time as Borrower shall desire to obtain a disbursement of any portion of the Loan proceeds and after an Application and Certification shall be delivered to Lender and Lender's Inspector, Lender's Inspector shall prepare a Project Evaluation Report within five (5) business days of Borrower's request for a Project Evaluation Report which certifies, to Lender's satisfaction, that the work completed has been completed substantially in accordance with the Plans and Specifications and that the value of the work completed is equal to or greater than the amount already funded pursuant to the Loan plus the amount of the draw request submitted by Borrower. Borrower shall pay the cost of Lender's Inspectors' services, plus any reasonable and customary out-of-pocket expenses immediately upon receipt of a statement from Lender's Inspector.

            5. SOLVENCY. At such time as Borrower shall desire to obtain a disbursement of any portion of the Loan proceeds, Lender may require, in its sole discretion, that Lender be provided with satisfactory evidence that there is not pending against Borrower, a petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangements under the Federal bankruptcy laws of the United States or of any other action brought under the aforesaid bankruptcy laws.

            6. PARTIAL RELEASES OF LIEN. At such time as Borrower shall desire to obtain a disbursement of any portion of the Loan proceeds, Borrower shall provide Lender or such other persons as Lender may designate with an original partial release of lien from each party or entity which Title Company shall require.

            7. REPORT OF ESCROW ACCOUNT. At such time as Borrower shall desire to obtain a disbursement of any portion of the Loan proceeds, Borrower shall provide Lender with a Status Report setting forth, on a per Unit basis, all activities, including deposits and withdrawals relating to the Escrow Account, as hereinafter defined.

            8. EQUITY REQUIREMENTS. At such time as Borrower shall desire to obtain a disbursement of any portion of the Loan proceeds, Borrower shall provide Lender with proof satisfactory to Lender, in Lender's sole discretion, that Borrower has contributed a minimum of fifteen percent (15%) of the total cost of the Project as set forth in Exhibit "C."

            9. FOUNDATION SURVEY. Within fifteen (15) days of the completion of the construction of the foundations of the Phase I Building, a foundation survey shall be submitted to Lender or such other persons as Lender may designate which shall show and which shall certify to Lender and Title Insurer, the locations of such foundations. The surveyor shall also submit a certification as to the absence of encroachments from or onto the Land and compliance of the Improvements, as then constructed, setback requirements and other relevant restrictions.

            10. ACCESS TO STREETS. Lender shall not make any disbursement for construction of any of the Project on the Property if any such Improvement shall not have satisfactory access to streets unencumbered by liens.

            11. FINAL DISBURSEMENT DATE. Subject to the provisions of this Article, Lender shall not be required to make any disbursement from the proceeds of this Loan later than the maturity date of the Note.

            12. LIEN PRIORITY AS PREREQUISITE FOR CONSTRUCTION. As of the date hereof, the Mortgage shall be of first lien priority as to the Property. Lender shall in no event disburse funds from the Loan proceeds for the construction of any of the Improvements unless (a) the Mortgage then shall constitute a first lien on such Improvement, and (b) there shall exist no other lien of any sort, whether prior or inferior, except any lien which shall be paid off with the disbursement of Loan funds or from funds which Borrower has access to, provided Borrower's access to said funds can be affirmatively demonstrated to Lender than the lien of the Mortgage with respect to the Property.

            13. MATERIALS STORED ON-SITE. Lender is willing to make loan disbursements based on the invoice value of insured materials properly stored on the construction site. All invoices for materials stored on-site and the reasonableness of the quantity of such materials are subject to Lender's review and approval. Lender must have a first lien on the materials stored on-site, and a disbursement therefor must not be in conflict with the terms of the Construction Contract. A list must be submitted to Lender of the materials to be stored on-site for which loan disbursements will be requested. Such list must include a breakdown by type, number of units and cost per unit.


            14. MATERIALS STORED OFF-SITE. Lender will not make any loan disbursements based on the value of materials stored off-site, unless Lender has given its approval to a disbursement based thereon because of the difficulty or danger of storing such materials on-site, but Lender shall have absolute discretion in determining whether to approve such disbursement and upon what terms and conditions such disbursement will be made. In the event Lender elects to make a loan disbursement for materials stored off-site, the conditions of Paragraph 13 above shall apply to such disbursement.

            15. CONTINUATION OF TITLE INSURANCE COVERAGE. The above-said Construction Loan Requisition Form and Application and Certification shall be accompanied by a date down endorsement to the Title Policy, which endorsement shall (a) indicate that since the effective date of the Title Policy (or the effective date of the last such endorsement, if any), there has been no change in the status of title to the Land as set out in the Title Policy, and (b) have the effect of increasing the coverage of the Title Policy by an amount equal to the advance then being made, unless the Title Policy expressly provides automatically and unconditionally for such increase in coverage upon each such disbursement. Lender reserves the right to require a Certificate of Architect certifying that the building location is not in violation of any setback restrictions.

            16. EVIDENCE OF SOFT COST ALLOCATIONS. Borrower shall furnish written documentation which satisfactorily accounts to Lender for the expenditure of funds allocated to the payment of the soft costs set forth on the Loan Budget.

            17. CONDITIONS PRECEDENT TO EACH DISBURSEMENT. At no time and in no event shall Lender be obligated to disburse funds:

                 (a) if any Event of Default as described herein or in the Mortgage shall have occurred and shall not have been cured, except that Lender may, at Lender's option, pay itself accrued interest to the extent that Loan proceeds allocated to an interest reserve in the Loan Budget remain undisbursed, if applicable; or

                 (b) if Lender determines in its discretion, which shall not be arbitrary that construction cannot be completed within the time required by this Loan Agreement; or

                 (c) if, prior to the Loan closing and at all times during the term of the Loan, Lender is not satisfied, in its discretion, that the proceeds of the Loan remaining undisbursed together with additional funds to be disbursed by Borrower or additional funds which Borrower can affirmatively demonstrate to Lender are available to Borrower to disburse will be sufficient to complete all of the Phase I Building according to the Plans and Specifications and to pay for all labor, materials and costs and all other costs and disbursements required to complete the Phase I Building, including interest and other non-construction costs. Lender's determination shall not be arbitrary. If required by Lender, Borrower shall pay with its own funds and furnish written documentation which satisfactorily accounts to Lender for all acquisition, development, or other construction costs in excess of the proceeds of this Loan necessary to fully complete the construction of the Phase I Building. Each such payment shall be expended before any or any other Loan disbursement will be made, and it shall be advanced as construction progresses; or

                 (d) if the Property shall have been damaged by fire or other casualty and the Property has not been repaired to the satisfaction of Lender or arrangements satisfactory to Lender have not been made to repair the Property.

            18. RETAINAGE; CONDITIONS PRECEDENT TO FINAL DISBURSEMENT. All Loan disbursements shall be subject to the following condition:

                 The final Loan disbursement and retainages shall be withheld by Lender, and shall be disbursed along with all other retainages under this paragraph only upon compliance with the following requirements (in addition to the requirements for all other disbursements):

                 (a) Evidence of Completion. Receipt by Lender of satisfactory evidence of the completion of the improvements substantially in accordance with the Plans and Specifications and approval of such completion by local governmental authorities which satisfactory evidence shall include a final certificate of occupancy and use by the proper governmental authority and the delivery by the Borrower's Architect of a certificate of completion of the Improvements in accordance with the Plans and Specifications.

                       (i) As-Built Survey. Receipt by Lender of two (2) copies of a satisfactory "as-built" survey prepared by a registered surveyor, in accordance with the Plans and Specifications and showing all of the Improvements in place, including striping of parking areas, and a statement as to the number of parking spaces. The survey shall be certified to Lender and Title Insurer and shall also include a narrative metes and bounds or platted description of the boundary of the Land, the area of the Land and of the Improvements, the location and dimensions of any easement and the dimensions of the Phase I Building. The surveyor must include on the survey a signed narrative statement certifying the existence or nonexistence of any encroachment from or onto the Land and must include the date of the survey and the surveyor's registration number and seal and such other matters as required by Title Insurer, in form and substance satisfactory to Lender and Title Insurer.

                 (b) Final Releases of Lien; Contractor's Affidavit. Receipt by Lender or such other parties as Lender may designate of all final releases of lien by Contractor and any Subcontractors and of the requisite affidavit of Contractor sufficient in the opinion of Lender's counsel to comply with the Florida Construction Lien Law, and the removal of any mechanics' and materialmen's liens (inchoate or otherwise) affecting title to the Property.

                 (c) Borrower's Supervising Architect's and Engineer's Certification. Certification from the supervising architect and engineer that all on-site and off-site Improvements required to be constructed have been completed substantially in accordance with the approved Plans and Specifications and are free of deficiency.

                 (d) Contractor's Certification. Certification from Contractor that all on-site and off-site Phase I Improvements required to be constructed have been completed strictly in accordance with the approved Plans and Specifications and are free of structural deficiency.

                       (i) Borrower's Affidavit. Certification by Borrower that all on-site and off-site Phase I Improvements required to be constructed have been completed substantially in accordance with the approved Plans and Specifications and are free of deficiency.

                 (e) As-Built Plans and Specifications. One (1) set of detailed as-built plans and specifications must be submitted to Lender as soon as they are completed but in no event no later than ninety days from the issuance of Certificate(s) of Occupancy for Phase I. They must be approved and identified as such in writing by Borrower, Borrower's architect and engineer and Contractor. The one (1) set must include plans and specifications for architectural, structural, mechanical, plumbing, electrical and all site development (including storm drainage, utility lines and landscaping) work.

                 (f) OTHER EVIDENCE. Such other evidence as Lender may require in its discretion, which shall not be arbitrary, to establish that the Improvements and their intended use comply with all applicable zoning and other requirements of the public authorities having jurisdiction including but not limited to compliance with the National Environmental Policy Act and any other applicable Federal, State, local or municipal environmental impact or energy laws or regulations.

                 (g) NOTICE, FREQUENCY AND PLACE OF DISBURSEMENTS. At Lender's option (a) the above-said draw request shall be submitted to Lender at least ten (10) business days prior to the date of the requested advance,
(b) disbursements shall be made no more frequently than monthly and (c) all disbursements shall be made by transfer to the Disbursing Agent's account at Lender or at such other place as Lender may designate from time to time.

            19. DEPOSIT OF FUNDS ADVANCED. The above notwithstanding, following any Event of Default, at Lender's option, Borrower shall deposit all loan proceeds advanced by Lender in a separate and exclusive account to be withdrawn and used solely for the payment of bills for labor, materials and fixtures used or to be used in construction of the Improvements and other costs contemplated by the approved budget, and Borrower will promptly furnish Lender with evidence thereof.

            20. ADVANCES DO NOT CONSTITUTE A WAIVER. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further advances, nor in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an event of default described herein or in the Mortgage.

            21.  LENDER'S DETERMINATION TO TERMINATE ADVANCES UNDER THE LOAN.

Borrower and Lender stipulate and agree that for purposes of Florida Statutes
Section 713.3471(1)(a), Lender shall not be deemed to have made a "final determination that the lender will cease further advances pursuant to the loan," unless Lender notifies Borrower, in writing, that any cessation or delay or withholding of any loan advance is, and constitutes a "final determination" under the statute. The parties specifically acknowledge and agree that a denial or delay of a request for a loan advance which is denied or delayed pursuant to the terms of this Loan Agreement or any of the Loan Documents shall not constitute a "final determination" under the statute, unless Lender provides the written notice described herein.


                                 ARTICLE IV

                           WARRANTIES OF BORROWER

      As material inducements to Lender to enter into this Loan Agreement and to make the Loan, Borrower hereby warrants to Lender as follows:

            1. VALIDITY OF LOAN DOCUMENTS. That the Loan Documents are in all respects legal, valid and binding according to their terms and grant to Lender a valid and enforceable first lien security interest in the Property and the personalty located thereon subject only to bankruptcy, insolvency and other similar laws affecting the rights of creditors.

            2. PRIORITY OF LIEN ON PERSONALTY. That no bill of sale, security agreement, financing statement or other title retention agreement (except those executed in favor of Lender) has or will be executed with respect to any personal property, equipment or fixtures used in conjunction with the construction, operation or maintenance of the Phase I Building.

            3. CONFLICTING TRANSACTIONS OF BORROWER. That the consummation of the transactions hereby contemplated and the performance of Borrower's obligations under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under any mortgage, security deed, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws or other instrument to which Borrower is a party or by which it may be bound or affected.

            4. PENDING LITIGATION. That there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of Borrower's general partners which affects any of the Property securing the Loan, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings which are fully covered by insurance or which, if adversely determined, would not substantially impair Borrower's ability to perform each and every one of its obligations under and by virtue of the Loan Documents; and that to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

            5.    VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR  REGULATIONS.

That Borrower has no knowledge of any violation or notice of violations of any federal or state law or municipal ordinance or order or requirement of the county or city in which the Property is located or any municipal department or other governmental authority having jurisdiction affecting the Property, which violations in any way relate to or affect the Property.

            6. COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS. That the Plans and Specifications and construction pursuant thereto and the use of the Property contemplated thereby have been approved by all appropriate governmental and quasi-governmental authorities and accordingly comply and will continue to comply with all applicable governmental and quasi-governmental laws, regulations, and standard requirements, including but not limited to the Fair Housing Act of 1968, as amended, and the Americans with Disabilities Act of 1990.

            7. AVAILABILITY OF UTILITIES. That all utility services necessary for the construction of the Phase I Building and the operation thereof for their intended purpose are available at the boundaries of the Land, including water supply, storm and sanitary sewer facilities, electric and telephone facilities.

            8. BUILDING PERMITS. That all building permits required for the construction of the Phase I Building have been obtained or to the best of Borrower's knowledge, after diligent inquiry may be obtained without undue delay, unusual expense or material alteration of the Plans and Specifications.



            9. CERTIFICATE OF OCCUPANCY. That all certificates of occupancy required for the occupancy of the Phase I Building have been obtained or to the best of Borrower's knowledge, after diligent inquiry may be obtained without undue delay or unusual expense.

            10. CONDITION OF PROPERTY. That the Property is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

            11. BROKERAGE COMMISSIONS. That any brokerage commission claimed by, through or under Borrower, Guarantor or any Arvida related entity which is due in connection with the transaction contemplated hereby has been paid in full and that any such commission coming due in the future will be paid promptly by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claim or loss arising by reason of any such brokerage commission, with the exception of any brokerage commission which may be due and owing by Lender relating to this Loan due to Lender's relationship with any broker. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claim or loss exists.

            12. USURY. To the best of Borrower's knowledge, after due and diligent inquiry, the amounts to be received by Lender which are or which may be deemed to be interest hereunder or under any of the Loan Documents or otherwise in connection with the transactions herein contemplated constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transactions contemplated by this Loan Agreement is or will be usurious under current Florida law.

            13. ACCURACY OF INFORMATION. Lender's commitment to make the Loan, as expressed in the Commitment and accepted by Borrower is based on the accuracy of Borrower's and Guarantor's representations and statements.
Neither this Loan Agreement nor any document, financial statement, credit information, certificate or statement required herein to be furnished or furnished by Borrower and/or Guarantor or both to Lender contains any untrue statement of a fact or omits to state a fact material to this Loan Agreement or to Lender's decision to enter into this Loan Agreement or the transaction contemplated hereunder. Lender shall have the option to declare the Commitment to be breached if there shall have been any material misrepresentation or misstatement or any material error in any statement, document or other submission delivered to Lender, or if prior to the initial Loan disbursement, there shall have been a material adverse change in the state of facts submitted to Lender, or if Borrower or Guarantor or any general partner of Borrower has become insolvent, bankrupt or has otherwise been subject to any material adverse change in financial condition. The Commitment is hereby incorporated herein by reference, but to the extent it conflicts with the Loan Documents, the Loan Documents shall govern.

            14. SET-OFFS. Borrower does not have any defense or set-off with respect to any money disbursed or otherwise advanced or to be advanced hereunder.

            15. INVESTMENT COMPANY. Borrower represents and warrants that Borrower is not an investment company as defined by the Investment Company Act of 1940, as amended, and that Borrower is not required to register under said Act.

            16. CONTINUATION AND INVESTIGATION. The warranties and representations contained herein shall be and remain true and correct so long as any of Borrower's obligations hereunder have not been satisfied, or so long as part of the Loan shall remain outstanding, and each request by Borrower for a disbursement or extension of the Loan shall constitute an affirmation that the foregoing representations and warranties remain true and correct as of the date thereof. All representations, warranties, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Loan Agreement shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of any or all of the disbursements contemplated hereby.

            17.  HAZARDOUS SUBSTANCES.

      Borrower warrants and represents to Lender to the best of its knowledge after due and diligent investigation and except as disclosed in that certain Environmental Site Assessment for "Grand Bay Condominium site, Longboat Key, Sarasota County, Florida" by Ardaman & Associates, Inc. dated October 29, 1993 ("Phase I Audit")":

                 a. That neither Borrower nor any other person to the best of Borrower's knowledge, after due and diligent inquiry, has ever used the Property as a facility for the treatment or disposal of any "Hazardous Substances," as that term is hereinafter defined, or for the storage of any Hazardous Substances, except the storage of hazardous Substances in the Ordinary Course of Business, as defined below, and all past uses of the Property were in full compliance with any and all applicable federal, state and local Environmental Laws, as defined below;

                 b. The Property is now in full compliance with any and all applicable Federal, state and local Environmental Laws, which Environmental Laws include but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. 9601, et seq., the Superfund Amendments and Reauthorization Act of
1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901, et seq., the Florida Resource Recovery and Management Act, Section 403.701, et seq., Florida Statutes, the Pollutant Spill Prevention and Control Act, Section 376.011-376.17 and 376.19-
376.21 Florida Statutes, and all Federal, state or local environmental statutes, ordinances, rules and regulations whether now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of Borrower and Lender.

                 c. Borrower covenants and agrees that at all times during the term of the Loan (which term shall include any all extensions of the Loan) the Property will be in full compliance with any and all applicable Federal, state and local Environmental Laws, which Environmental Laws include but are not limited to CERCLA, SARA, RCRA, the Florida Resource Recovery and Management Act, the Pollutant Spill Prevention and Control Act, and all Federal, state or local environmental statutes, ordinances, rules and regulations whether now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of Borrower and Lender.

                 d. That as of the date hereof Borrower has no knowledge of any soil or groundwater contamination and no knowledge that there are hazardous or toxic materials, substances, wastes or other environmentally regulated substances (including solids or gaseous products and any materials containing asbestos), the presence of which is limited, regulated or prohibited by any state, federal or local governmental authority or agency having jurisdiction over the Property, or which are otherwise known to pose a hazard to health or safety of occupants of the Property, located on, in or under the Property or used in connection therewith, except as permitted by law or as may occur in the ordinary course of Borrower's business, which shall be defined as the development of property and the construction and the sale of any and all Units located on the Property ("Ordinary Course of Business").

                 e. That Borrower shall notify Lender of any change in the nature or extent of any hazardous or toxic materials, substances or wastes maintained on, in or under the Property or used in connection therewith of which Borrower is aware, except any changes in the Ordinary Course of Business as defined above and any changes that comply with any and all applicable, federal, state and local Environmental Laws, and will transmit to Lender copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Property;

                 f. That with respect to the Property and/or any property in the development known as Bishop's Point on Longboat Key, Borrower is not aware of, nor has the Borrower nor any of its currently affiliated entities which own land anywhere in the development known as Bishop's Point on Longboat Key received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental Laws or any ordinance, regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance onto the Property and/or any Property in the development known as Bishop's Point on Longboat Key;

                 g. That there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower or the Property, relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

                 h.    (i)   Except as limited in Subparagraph (h)(vi) below,
and Article X, Paragraph 13, Borrower hereby agrees to indemnify, reimburse, defend and hold harmless Lender, its officers, directors, employees, successors and assigns from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or of any nature (including, without limitation, cleanup costs, attorneys', consultants' or experts' fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by or asserted or awarded against, Lender directly or indirectly, related to or resulting from: (a) any acts or omissions of Borrower at, on or about the Property which contaminate air, soils, surface waters or groundwaters over, on or under the Property; (b) Borrower's breach of any representation or warranty under this Agreement; (c) pursuant to or in connection with the application of any Environmental Law, to the acts or omissions of Borrower or any other person at the Property and any environmental damage alleged to have been caused there or in the project known as Bishop's Point at Longboat Key, in whole or in part, by the manufacture, processing, distribution, use, handling, transportation, treatment, storage, or disposal on the Property of any Hazardous Substance; or (d) the presence, whether past, present or future, of any Hazardous Substances on, in or about the Property except in the Ordinary Course of Business in the development known as Bishop's Point on Longboat Key.

                       (ii)  Without limiting the foregoing, this
indemnification provision specifically protects the Lender against any claim or action from activities described in (a), (b), (c) or (d) above, based in whole or in part upon any Environmental Law, based in whole or in part upon any environmental statute, rule, regulation or policy, including but not limited to Chapters 403 and 376, Florida Statutes, the Florida Administrative Code, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") 42 USC 9601, et seq., as amended, the Resource Conservation and Recovery Act, 42 USC 6901, et seq., and other laws, whether now in existence or enacted in the future. whether now in existence or enacted in the future.

                       (iii) Except as limited in sub-paragraph (h)(vi) below and Article X, Paragraph 13 hereof, Borrower's indemnification obligation under this section shall not be limited to any extent by the term of the Loan and shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of the Note and the Mortgage or foreclosure under the Mortgage, or delivery of a deed in lieu of foreclosure. The provisions of this section shall be deemed to survive satisfaction of the Note or issuance of a certificate of title and shall continue in full force and effect after any foreclosure or other proceeding by which the Lender, its successors and assigns, succeed to ownership of the Property.

                       (iv) Those liabilities, losses, claims, expenses and damages for which Lender is indemnified under this section shall be paid to Lender, without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Borrower shall pay such liability, losses or claims or expenses to Lender as so incurred within thirty (30) days after notice from Lender itemizing said amounts as of the date of such notice.

In addition to any remedy available for failure to periodically pay such amounts, such amounts shall thereafter bear interest at the "Default Rate" as defined in the Loan Documents.

                       (v) Borrower waives any acceptance of this indemnity by Lender. The failure of Lender to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against Lender, nor excuse Borrower from its obligations hereunder. Any waiver of such right or remedy must be in writing and signed by Lender. This indemnity is subject to enforcement at law and/or equity, including actions for damages and/or specific performance.

                       (vi) Notwithstanding anything to the contrary contained in this Agreement, Borrower's indemnity, agreements and undertakings hereunder shall not apply to the extent that Borrower can affirmatively demonstrate that the claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, or obligations that apply to any presence, release or discharge of toxic or Hazardous Substances, petroleum or petroleum products, chemicals or other pollutants on the Property arise from actionable conduct of Lender, an affiliated entity of Lender or some other third party and such conduct has first occurred on the Property after the earliest of the following dates: (a) transfer of title to the Property to Lender or an affiliated entity of the Lender pursuant to a foreclosure sale or (b) acceptance by Lender of a deed or other assignment of title to the Property or (c) exclusive possession or control of the Property by Lender. In consideration of this indemnity Lender covenants that it will avail itself of the protection afforded secured lenders under CERCLA and any implementing regulations, if applicable. Further, Lender agrees and acknowledges that Borrower's maximum liability under this indemnity shall not exceed the sum of (i) the cost of remediation in compliance with all federal, state or local environmental statutes, regulations, rules or ordinances, including any penalties, fines or assessments in connection therewith and (ii) any other actual out-of-pocket damages incurred by Lender relating to the presence, release or discharge of toxic or Hazardous Substances, petroleum or petroleum products, chemicals, pollutants, or other contaminants on the Property and within the scope of this indemnity and Agreement in an amount not to exceed the outstanding loan balance, including principal, interest, Lender's reasonable third-party out-of-pocket expenses, including reasonable attorney's fees and costs and any penalties. Notwithstanding anything to the contrary herein in the Commitment or the Loan Documents (or any instruments or certificates executed or delivered in connection with the Loan), or any amendments or modifications made to the foregoing at any time or times, no present or future constituent partner in or agent of Borrower, nor any shareholder, officer, director, employee, trustee, beneficiary or agent of any corporation or trust that is or becomes a constituent partner in Borrower, shall be personally liable, directly or indirectly, for the matters set forth above, and the Lender and each of its successors and assignees waives and does hereby waive any such personal liability. For purposes of this Agreement, the Commitment, each of the Loan Documents and any such instruments and certificates, and any such amendments or modifications, neither the negative capital account of any constituent partner in Borrower, nor any obligation of any constituent partner in Borrower to restore a negative capital account or to contribute capital to Borrower or to any other constituent partner in Borrower, shall at any time be deemed to be the property or an asset of Borrower or any such other constituent partner (and neither Lender nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).
As used in this paragraph, a "constituent partner" in Borrower shall mean any direct partner in Borrower and any person or entity that is a partner in any partnership that, directly or indirectly through one or more other partnerships, is a partner in Borrower. Finally, notwithstanding anything to the contrary contained herein, this indemnity shall not be assignable to any future buyer of the Property, it being the intent of the Borrower and the Lender that the indemnity is given for the benefit of the Lender, its officers, directors and affiliates and any successor financial institution, its officers, directors and affiliates by merger or sale of Lender of the sale of the Loan.

                       (viii) As used herein, "Environmental Law" means any federal, state, or local statutory or common law relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                       (ix) As used herein, "Hazardous Substance" means any substance or material (i) identified in Section 101(14) of CERCLA, 42 USC 9601(14), as the same may be amended from time to time, or be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as same may be amended from time to time;

                 h. Lender shall have the right, in its sole discretion, which shall not be arbitrarily withheld, to require Borrower to periodically (but not more frequently than annually unless an environmental complaint from a governmental entity is then outstanding) perform (at Borrower's expense) an environmental audit, which must be satisfactory to Lender, in its sole discretion, which shall not be arbitrary, of the Property, hazardous waste management practices and/or hazardous waste disposal sites used by Borrower. Such audit must be by an environmental consultant satisfactory to Lender. Should Borrower fail to commence such environmental audit within 30 days of the Lender's written request, Lender shall have the right but not the obligation to retain an environmental consultant to perform such environmental audit. All costs and expenses incurred by Lender in the exercise of such rights shall bear interest at the default rate set forth in the Note and shall be secured by this Mortgage and shall be payable by Borrower upon demand or charged to Borrower's Loan balance at the discretion of the Lender;

                 i. Any intentional breach of any warranty, representation or agreement contained in Paragraph 17 hereof shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in the Loan Documents, or otherwise permitted by law, upon thirty (30) days' notice from Lender to Borrower of the default with the exception that any intentional breach of any warranty, representation or agreement contained in Paragraph (4) hereof shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in the Loan Documents, or otherwise permitted by law; and

                 j. Any unintentional breach of any warranty, representation or agreement contained in Paragraph 17 hereof shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in the Loan Documents, or otherwise permitted by law, unless Borrower shall provide Lender, within thirty (30) days of Borrower determining that there has been an unintentional breach of any warranty, representation or agreement, a formal written plan of assessment or remediation (the "Plan") relating to the cure of any environmental problems on the Property which resulted from said breach of warranty, representation or agreement contained in Paragraph 17 hereof. The Plan shall include a detailed analysis of any environmental problems on the Property, a plan of action of remediation and a time frame for each phase of remediation. If Lender shall determine that the Plan is satisfactory, in Lender's discretion, which shall not be arbitrary, and Borrower shall implement the Plan, provided Borrower implements the Plan and follows the time frame for remediation as set forth in the Plan, there shall not be a default under the Loan. If Lender determines at any time that Borrower is not complying or implementing the Plan, or both, said non-implementation or non-compliance or both shall constitute a default hereunder and shall entitle Lender to exercise any and all remedies provided in the Loan Documents or otherwise permitted by law.

            18. FLORIDA CONSTRUCTION CONTRACT PROMPT PAYMENT LAW. In consideration of the making of the Loan by the Lender, Borrower does hereby agree to indemnify and hold the Lender harmless from any and all losses, claims, and damages, including interest, and attorneys fees, which the Lender may suffer by virtue of the Lender having failed to comply with any of the provisions of the Florida Construction Contract Prompt Payment Law or Florida Statutes section 713.347. Notwithstanding the matters set forth herein, this indemnification provision shall not be binding if Lender shall not comply with the terms and conditions of Article III.

                                 ARTICLE VI

                            COVENANTS OF BORROWER

      Borrower hereby covenants and agrees with Lender as follows:

            1. LOAN AGREEMENT. To duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the Loan Documents and any other documents and instruments delivered to Lender in connection herewith. Borrower will not suffer or permit any default or Event of Default, as hereinafter defined to exist hereunder or thereunder. Borrower will promptly give notice in writing to Lender (a) of the occurrence of any material litigation or proceeding affecting Borrower and whether or not Borrower's liability, if any, is covered by insurance, and (b) of any dispute between Borrower and any governmental or regulatory body or any other party, which dispute may materially interfere with Borrower's normal operations or with construction of the Phase I Building.

            2. AGREEMENT OF ARCHITECT. To promptly furnish Lender with an agreement by Architect, in form and content acceptable to Lender, that, in the Event of Default by Borrower, as hereinafter defined or under the terms of any of the Loan Documents, Architect will, at Lender's request: (a) continue performance pursuant to its agreement with Borrower until completion of construction of the Phase I Building, provided that Lender shall compensate Architect from the date of Lender's assuming such agreement in accordance with said agreement for all such services rendered, and (b) permit Lender to use the Plans and Specifications at no cost to Lender.

            3.   CONSTRUCTION SUBCONTRACTS.

                 (a) To permit no material default under the terms of the Major Subcontracts;

                 (b) To waive none of Subcontractors' material obligations thereunder;

                 (c) To do no act which would relieve Subcontractors of their respective obligations to construct the Phase I Building according to the Plans and Specifications; and

                 (d) To make no amendments, other than Approved Change Orders as Lender may approve in writing to any of the Major Subcontracts, without Lender's prior written consent.

            4. INSURANCE. Borrower will procure for, deliver copies of and original certificates of and maintain for the benefit of Lender during the life of the Mortgage, insurance policies in such amounts as Lender shall require, including a minimum of $24,000,000.00/$24,000,000.00 liability insurance, and insurance insuring the Property against fire, builder's risk in the amount of $17,200,000.00 relating to the construction of the Phase I Building, hazard, extended coverage and such other insurable hazards, casualties and contingencies as Lender may require. The form of such policies and the companies issuing them shall be acceptable to Lender. All policies shall contain a standard, non-contributory mortgagee endorsement making losses payable to Lender, its successors and/or assigns, as mortgagee and loss payee.

All policies shall include a provision for a minimum thirty (30) day advance notice to Lender of any intended policy cancellation or modification, with the exception of nonpayment of premium, which each insurance company shall be unconditionally obligated to notify the Lender in writing of at least ten (10) days before cancellation or modification. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder, unless Lender is included thereon under a standard, non-contributory mortgagee endorsement making losses payable to Lender. Borrower shall immediately notify Lender whenever any such separate insurance is taken out and shall promptly deliver to Lender the policy or policies of such insurance. The said property insurance so obtained shall include "all risks", builder's risk, on a nonreporting 100% completed value form, on the Phase I Building, buildings, machinery, equipment, materials, supplies and temporary structures and all other property of any nature used for the construction of the buildings, with an endorsement which includes as a loss payable any additional interest expense caused by a peril insured against under the policy. This coverage for interest expense is limited to the period of time from the date of physical damage until such time as will reasonably elapse, in the exercise of due diligence, to the repair of the damage to its prior state. The amount of coverage of the policy of insurance shall be the full replacement cost, including underground work, but not less than Seventeen Million Two Hundred Thousand and 00/100 Dollars ($17,200,000.00) for the Phase I Building. Applicable notice to be given to Lender at the following address: Barnett Bank of Broward County, N.A. - Document Services, Post Office Box 40329, Jacksonville, Florida 32203-0329.

            The Borrower shall submit to Lender evidence satisfactory to Lender as to whether or not the Property or any part thereof is located within an area identified pursuant to the Flood Disaster Protection Act of 1973 as being in a flood hazard area. If the Property is located in a flood hazard area, flood insurance shall be obtained for the maximum amount of coverage available through the federal flood insurance program for the improvements located on the Property from time to time or 100% of the highest insurance value of the improvements on a replacement cost basis, whichever is less. The National Flood Insurance Program flood policy shall cover the same parties covered under the builder's risk policy, other insurance policies with coverage for flood, collapse, rain damage and such other usual coverage as may be obtained thereunder, and such policy will be written with an insurance company and with cancellation provisions as hereinabove provided. The insurance coverage, without limiting the same by this description, shall extend to any loss occasioned by fire, windstorm, other perils of extended coverage, vandalism, malicious mischief, theft, mysterious disappearance and such other coverage as is a normal incidence of such insurance. The foregoing insurance shall specifically cover necessary architect and engineering fees necessary to repair or replace any insured property and shall also cover debris removal. Further, the insurance shall at least permit waiver of subrogation so any release of liability entered into prior to any loss will not affect the validity of the coverage otherwise provided.

            At least thirty (30) days prior to the expiration date of all such policies, Borrower shall deliver to Lender proof of renewals of all required policies in a form satisfactory to Lender. Borrower shall deliver to Lender receipts evidencing the payment of all such insurance policies and renewals on an annual basis. As further security for the indebtedness secured hereby, the delivery of the insurance policies to Lender shall constitute an assignment of all unearned premiums. In the event of the foreclosure of the Mortgage or any other transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of Borrower in and to all insurance policies then in force shall pass to the purchaser or grantee.

            Provided, there is no Event of Default which has occurred and is continuing, Borrower shall be entitled to negotiate for the adjustment or compromise of any loss under any insurance policy, provided however, Borrower shall not conclude said negotiations in a final settlement without Lender's prior written consent, which consent shall be not be arbitrarily withheld by Lender. Further, Lender shall permit Borrower to utilize the insurance proceeds to rebuild and/or repair the Phase I Building, or both provided that
(i) there is no Event of Default which has occurred and is continuing; (ii) Borrower's Inspecting Engineer has determined that the rebuilding and/or repair of the Phase I Building or both shall be completed prior to the Maturity Date of the Loan, as set forth in the Note or any extended Maturity Date of the Note as also set forth in the Note; (iii) the insurance proceeds received by Borrower are sufficient in Lender's opinion, which shall not be arbitrary to rebuild and/or repair the Phase I Building, or both and if not sufficient Borrower has deposited with Lender additional funds to build and/or repair the Phase I Building, or both; and (iv) Lender shall hold and disburse the insurance proceeds, pursuant to the terms of this Agreement, as the Phase I Building are rebuilt and/or repaired.

            Upon the occurrence and during the continuance of an Event of Default, Lender is hereby authorized and empowered at its option to adjust or compromise any loss under any insurance policy. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender instead of to Borrower and Lender jointly. After deducting from the insurance proceeds any reasonable third-party out-of-pocket expense incurred by it in the collection or handling of said funds, Lender shall apply the net proceeds, at its sole option, to the reduction of the sums secured hereby or toward the repair and restoration of the Phase I Building, or for any other purpose or object satisfactory to Lender without affecting the lien of the Mortgage for the full amount secured hereby before such payment took place. Lender shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy, regardless of the cause of such failure.

            If required by Lender upon an Event of Default, Borrower will pay to Lender on the first (1st) day of each month, together with and in addition to the regular installment of interest and principal and until the Note is fully paid, an amount equal to one-twelfth (1/12) of the yearly premiums for insurance, to enable Lender to pay such insurance premiums when due. The Borrower shall promptly furnish Lender with the insurance premium statements. Such added payments shall not be nor be deemed to be trust funds, but may be commingled with the general funds of Lender and Lender shall not pay interest on them. At the option of Lender, such added payments may be carried as a debit item on Lender's books and accounts. Upon demand of Lender, Borrower agrees to deliver to Lender such additional sums as are necessary to make up any deficiencies in the amounts necessary to enable Lender to pay such insurance premiums. Lender shall have no responsibility for payment of any premium for insurance hereunder, except to the extent that funds are deposited by Borrower with Lender hereunder. Upon an Event of Default by Borrower in the performance of any of the terms, covenants and conditions in the Mortgage, this Loan Agreement or the Note, Lender may, at Lender's option, apply any amount then held by Lender under this paragraph to the reduction of the indebtedness secured in the Mortgage.

            5. COLLECTION OF INSURANCE PROCEEDS. To cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to Borrower or Lender in connection with the transactions contemplated hereby and in paying any indebtedness or obligation of Borrower to Lender incurred hereunder (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Property).

            6. AD VALOREM TAX AND COMMON AREA EXPENSES. Subject to the provisions in the Mortgage, Borrower shall submit proof, on an annual basis, that all ad valorem real property taxes have been timely paid and that common area expenses required to be paid by the Borrower have been timely paid.

            7. APPLICATION OF LOAN PROCEEDS. To use the proceeds of the Loan solely for the purpose set forth herein and in no event to use any of the Loan proceeds for any other purpose whatsoever. Borrower shall make only such payments to the Contractor on account of other contracts or for other work which may entitle the person performing such work to lien rights in the Property as are proper payments under the Florida Construction Lien Law.

            8. EXPENSES. To pay any and all third-party reasonable out-of-pocket costs of closing the Loan, and any and all third-party reasonable out-of-pocket expenses costs incurred during the term of the Loan any and all third-party reasonable out-of-pocket expenses of Lender with respect thereto, including but not limited to fees of Lender's Inspector, the disbursing agent, attorneys' fees and costs (including attorneys' fees and costs incurred by Lender subsequent to the closing of the Loan in connection with the disbursement, collection, restructure, amendment or transfer of the Loan), advances, recording expenses, surveys, title insurance premiums, intangible taxes, documentary stamps, sales taxes, surtax and other revenue fees, escrow fees, Architect's and Engineer's costs and inspection fees, expenses of foreclosure (including reasonable attorneys' fees and third-party reasonable out-of-pocket costs including reasonable attorneys' fees relating to any bankruptcy proceedings) and similar items, and to allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Lender's counsel. Under no circumstances will Lender pay to any third party any mortgage brokerage or other fees incurred in connection with this Loan and Borrower covenants and agrees to indemnify Lender and hold Lender harmless from any and all such claims for fees or commissions by third parties. Further, Borrower agrees to pay all of Lender's third-party reasonable out-of-pocket costs and reasonable attorneys' fees, including all appellate litigation, involving any of such claims.

            9. BORROWER'S EQUITY REQUIREMENT. Borrower acknowledges that the costs for the items described in the Loan Budget may exceed the portion of the Loan proceeds allocated for the items also described in the Loan Budget. Borrower acknowledges and agrees that Borrower has sufficient liquid capital to pay all costs which exceed the amount of the Loan proceeds allocated for the payment of the items set forth in the Loan Budget or has access to sufficient liquid capital, which access can be affirmatively demonstrated to Lender by Borrower. If Borrower does not have sufficient capital in an amount satisfactory to Lender or does not have access to sufficient liquid capital (at any time during the terms of the Loan) to pay all costs which exceed the amount of the Loan proceeds allocated for the payment of any items set forth in the Loan Budget, same will be a default.

            10.  COMMENCEMENT   Borrower shall commence construction of Phase
I prior to or within thirty (30) days after the date of closing of the Loan. Good workmanship and quality materials shall be utilized. Quality of construction is of the essence and each construction draw shall be subject to satisfactory quality and completion of work in place. Borrower shall supply such sums of money above the Loan Budget and perform such duties as may be necessary to complete the construction of the Phase I Building for which funding is requested pursuant to the Plans and Specifications and in full compliance with all terms and conditions of the Loan Documents, all of which shall be accomplished within the Term of the Construction Period as defined herein, and without liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith, and all in full compliance with the Florida Construction Lien Law, and further in compliance with all construction, use, building, zoning and other similar requirements of any pertinent governmental authority. Borrower will provide to Lender evidence of satisfactory compliance with all of such requirements upon request therefor by Lender. The construction and development of the improvements shall be inspected by Lender. "Substantially Completed" shall mean that Phase I has been completed in a sufficient manner to obtain all requisite Certificates of Occupancy and the following work as to Phase I shall be completed: grading, landscaping, adequate sewer, water, electrical, gas, telephone and other utility facilities, completed streets, sidewalks, drainage and curbs, both on-site and off-site, public and private.

            11. ACCESS. Except for driveways and roads to be constructed on or adjacent to the Property, the rights-of-way for all roads necessary for the full utilization of the Project for its intended purposes, have either been acquired by the appropriate governmental authority or have been dedicated to public use and accepted by such governmental authority, and all such roads shall have been completed, or all necessary steps shall have been taken by Borrower and such governmental authority to assure the complete construction and installation thereof prior to the date upon which access to the Property via such roads will be necessary. All curb cuts and traffic signals shown on the Plans and Specifications are existing or have been fully approved by all necessary governmental authorities.

            12. RIGHT OF LENDER TO INSPECT PROPERTY AND REVIEW PLANS. To permit Lender and its representatives and agents and Lender's Inspector upon prior notification to Borrower to enter upon the Property and to inspect the Project and all materials to be used in the construction thereof, provided said inspection shall not interfere with construction or marketing, and to cooperate and cause Contractor to cooperate with Lender and its representatives and agents and Lender's Inspector during such inspections (including making available to Lender working copies of the Plans and Specifications together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections. Lender shall designate a Construction Inspector to perform various services on behalf of Lender. The costs of these services shall be charged to and shall be paid by Borrower.
The services performed by Lender's Inspector include but are not limited to review of the Plans and Specifications, review of any and all construction contracts, review of any and all other documents in the possession or control of Borrower or any general contractor relating to the construction of the Project and all proposed changes to them, inspection of construction work for conformity with the approved Plans and Specifications and approval of requests for Loan disbursements. Borrower's Architect shall perform those services, if any, as described in the Architect's contract.

            13. CORRECTION OF DEFECTS. To promptly correct any defect in the Project or any departure from the Plans and Specifications not permitted herein as Approved Change Orders and which has not been approved previously by Lender. The advance of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant.

            14. APPROVAL OF CHANGE ORDERS. To permit, during the construction of the Project: (i) no individual deviation from the Plans and Specifications which exceeds One Hundred Thousand and 00/100 Dollars ($100,000.00); (ii) no multiple deviations which in the aggregate, exceed Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00); and (iii) no deviation from the Plans and Specifications which constitute a structural change, notwithstanding the cost of the structural change (collectively "Approved Change Order"), without Lender's prior written approval. Regardless of amount, Borrower shall submit all change orders to Lender within five (5) days of the submission thereof to the Contractor. All change orders must be fully executed prior to submission. Lender agrees to approve or disapprove all fully executed and complete change orders no later than ten (10) business days after submission of same to Lender, provided said change orders are provided to Lender and Lender's inspector at the following addresses: Barnett Bank of Broward County, N.A., One East Broward Boulevard, Fourth Floor, Fort Lauderdale, Florida 33301, Attention: Commercial Real Estate Lending Department and Construction Loan Disbursement Department and to Lender's Inspector at 652 South Military Trail, Deerfield Beach, Florida 33442.

            15. BOOKS AND RECORDS. To keep and maintain proper and accurate books, records and accounts reflecting all items of income and expense of Borrower in connection with the Property and the construction thereon; and upon the request of Lender, to make such books, records and accounts available to Lender three business days after Lender's request for inspection or independent audit. Such inspection shall take place in Borrower's offices during normal business hours.

            16. NOTIFICATION OF CLAIMS BY SUBCONTRACTORS AND MATERIALMEN. To advise Lender promptly and in writing if Borrower receives any Notice to Owner from any laborer, subcontractor or materialman in connection with any labor or materials furnished in the construction of the Project.

            17. MONTHLY REPORTS. To submit to Lender monthly reports indicating the sales status of the Phase I Building along with a copy of all Sold Unit Contracts within fifteen (15) days of the expiration of the Rescission Period for each Sold Unit Contract. To notify Lender of all Sold Unit Contracts which are in default or which have been cancelled by the third-party end purchaser no later than five (5) business days after any Sold Unit Contract is in default or has been cancelled by a third-party end purchaser.

            18. FINANCIAL STATEMENTS. The Borrower shall annually submit to Lender annual financial statements certified to Lender or on a Lender approved form, at Borrower's option, in accordance with generally-accepted accounting principles, with respect to the Borrower and with respect to Guarantor financial statements as set forth above, and such financial statements shall be satisfactory to Lender. Borrower shall also submit for Guarantor (i) a quarterly 10-Q Report within ninety-five (95) days from the end of each quarter; and (ii) an annual 10-K Report within ninety-five (95) days from the end of each calendar year. These conditions shall remain in effect throughout the term of this Loan. The financial statements included in the 10-K Reports shall be audited by a certified public accountant.

            19. UPDATED OPINION OF COUNSEL. To submit to Lender an opinion of counsel licensed in the State of Florida and the state of incorporation or formation of any Borrower or Guarantor entity organized in a state other than Florida satisfactory to Lender covering such further matters regarding Phase I as Lender may reasonably require from time to time.

            20.  ADDITIONAL DOCUMENTS.  To perform hereunder as follows:

                 (a) CONSTRUCTION. To furnish to Lender all instruments, documents, initial surveys, footing or foundation surveys (following the pouring of the final slab), certificates, plans and specifications, appraisals, title insurance and other insurance, reports and agreements and upon request (i) financial statements of Borrower, and Guarantor; (ii) other or further information as to the financial condition of Borrower and Guarantor; (iii) the names of all persons with whom Borrower has contracted for major contracts for the construction of the Phase I Building or the furnishing of labor or materials therefor (for the purposes hereof, a major subcontract shall be any contract in excess of $25,000.00 designated by Lender to be a Major Subcontract); (iv) copies and/or lists of all paid and/or unpaid bills for labor and materials with respect to the construction of the Unit or Units under construction and funded by Lender at the time of Lender's request; and (v) budgets of Borrower and revisions thereof showing the estimated cost of construction of the Phase I Building and funds required at any given time to complete and pay for such construction, and each and every other document and instrument required to be furnished by the terms of the Commitment.

                 (b) PRESERVATION OF SECURITY. To sign and deliver to Lender such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the collateral at any time securing or intended to secure the Note, as Lender may require.

                 (c) THIS LOAN AGREEMENT. To do and execute all and such further lawful and reasonable acts, conveyances and assurances in the law for the better and more effective carrying out of the intents and purposes of this Loan Agreement, as Lender shall reasonably require from time to time.

            21. FURTHER ENCUMBRANCES. There shall be no secondary or further financing of the personal or real property now or hereafter located on the Property with the exception of leveraged leasing of personal property related to the Project, without Lender's prior written consent, which consent Lender may arbitrarily withhold.

            22. LEASES OR SALES CONTRACTS. Borrower shall not enter into any lease regarding any portion of the Property with the exception of leases as set forth in paragraph 21 above, without Lender's prior written consent which consent shall not be arbitrary. Further, Borrower shall not enter into any sales contract regarding any portion of the Property, which materially amends or modifies the form of sales contract approved by Lender without Lender's prior written consent.

            23. MORTGAGEE TITLE INSURANCE. Borrower warrants that there are no matters pending against Borrower or the project which could result in a change in the status of the title to the Property in the period of time between the effective date of the Commitment and the recording of the Mortgage (the "gap"). Borrower covenants that it shall not commit any act or permit any act to be committed which might result in a change in the status of the title to the Property during the gap, and Borrower shall indemnify Lender and the title insurance agent and the title insurance underwriter from any and all losses, costs and expenses (including reasonable attorneys' fees and costs) suffered as a result of a change in the status of the title to the Property during the gap.

            24. WARRANTIES AND REPRESENTATIONS TRUE. Borrower's warranties, representations and covenants in the Loan Documents shall be true and correct on and as of the date of each advance with the same effect as if made on such date.

            25.  FLORIDA CONSTRUCTION CONTRACT PROMPT PAYMENT LAW.

                 (a) Borrower shall fully and timely comply with all of the provisions of the Florida Construction Contract Prompt Payment Law, Chapter 92-286, Laws of Florida, as amended from time to time. Prior to the commencement of construction, and throughout the term of the construction period of the Loan, the Borrower shall provide to the Lender, a true, complete and correct list of all Subcontractors, Major Contract Materialmen, and suppliers of custom fabricated items which are to be incorporated into the Phase I Building. The Borrower shall, at all times during the term of the construction period of the Loan, provide to the Lender, within 10 days of the Borrower's receipt thereof, copies of all Notices to Owner, Claims of Lien, and Demands for Sworn Statement of Account, issued by any party, whether pursuant to the Notice of Commencement or otherwise, in connection with the Project.

                 (b) The Borrower and Lender stipulate and agree that for purposes of section 713.3471(2), none of the construction loan proceeds (as referred to in the statute) have been designated as "Designated Construction Loan Proceeds", as defined in and by such statute. In the event that the stipulation contained in this paragraph is deemed invalid, or unenforceable, in whole or in part, then, in such event, to the extent of such invalidity or unenforceability, the Borrower shall be deemed to have not consented to the disbursement of any reallocated loan proceeds, except where the Lender, prior to any disbursement not in accordance with the original allocation of loan proceeds, affirmatively notifies the Borrower in writing that it will avail itself of a provision in the Mortgage, or this Loan Agreement, permitting such reallocated disbursement ("Lender's Reallocated Disbursement"). In the event that the Lender is going to make a Lender's Reallocated Disbursement, the Borrower agrees that it shall, within 3 business days of a written request by the Lender, provide to the Lender a written list, certified by an officer or official of the Borrower having knowledge of the circumstances, and authority to provide certificates on behalf of the Borrower, containing the name and address of all contractor(s) (including all parties who may be deemed a Contractor as a multiple prime contractor, or by virtue of the relationship between the Borrower and any other party or entity furnishing labor, material or services to the Project), and all other actual and potential lienors, including, but not limited to, those who have served a statutory notice to owner upon the Borrower in order to insure that the Lender will be able to comply with the requirements of Section 713.3471(2)(b) of the Florida Statutes.

                 (c) In the event that the Borrower requests a reallocation of any portion of the construction loan proceeds in accordance with the provisions of section 713.3471 of the Florida Statutes, such reallocation request will be considered in accordance with the terms and conditions of this Loan Agreement, and the Borrower shall fully and timely comply with all of the Borrower's obligations under section 713.3471(2)(a) of the Florida Statutes, including, but not limited to, the providing of all notices required thereby, and Borrower shall provide to Lender written sworn statements executed by contractor(s) (as defined above) and all other actual or potential lienors (as defined above), confirming that the contractor(s) or other lienor or third party has received the written notice required by section 713.3471(2)(a) of the Florida Statutes. The Lender shall not be obligated to approve a reallocation requested by the Borrower, or to disburse funds pursuant to an approved reallocation request made by the Borrower, until and unless the Borrower has complied with all of its obligations relating to such disbursement under the terms and provisions of this Loan Agreement and section
713.3471 of the Florida Statutes. Nothing contained herein shall be deemed to constitute a waiver by the Lender of any of its rights relating to the approval of disbursement requests or construction budget or allocations provided elsewhere in this Loan Agreement.

                                 ARTICLE VII

                            PHASE II REQUIREMENTS

            Borrower and Lender acknowledge and agree that Lender, subject to the following conditions, and provided there exists no Event of Default or Defaults, may modify the terms of the Loan and fund the construction of either
(a) a ten story mid-rise building containing 56 luxury condominium units and related improvements ("Mid-Rise Building") or (b) a 4 story low-rise building containing 24 luxury condominium units and related improvements ("Low-Rise Building") ((a) or (b) is also known as "Phase II" or the "Phase II Building"). The following are the conditions that Borrower or the Arvida related entity which owns the Property on which the Phase II Building will be constructed must satisfy prior to Lender agreeing to fund the construction of Phase II:

      1. Borrower shall execute any and all loan documents required by Lender to modify the Loan and spread the lien of the Mortgage to the property consisting of the Phase II Building and related improvements ("Phase II Property"), including but not limited to a Spreader Agreement, spreading the lien of the Mortgage to the Phase II Property, and Guarantor shall execute any appropriate documentation required by Lender, in form and substance satisfactory to the Lender;

      2. Borrower shall provide Lender with a copy of the Building Permit or Permits, as the case may be, for the Phase II improvements.

      3. If the Phase II Building shall be a Low-Rise Building, receipt by Lender and Lender's counsel of proof satisfactory to Lender that Borrower has pre-sold in the Phase II Building pursuant to Sold Unit Contracts fifteen
(15) Units ("Low-Rise Building Pre-Sale Requirement").

      4. If the Phase II Building shall be a Mid-Rise Building, receipt by Lender and Lender's counsel of proof satisfactory to Lender that Borrower has pre-sold in the Phase II Building pursuant to Sold Unit Contracts, the greater of in total dollars: (i) the aggregate dollar value in Gross Sales Proceeds of 34 Sold Units or (ii) $17,600,000.00 in anticipated Net Sales Proceeds pursuant to Sold Unit Contracts ("Mid-Rise Building Pre-Sale Requirement") (the Low-Rise Building Pre-Sale Requirement and the Mid-Rise Building Pre-Sale Requirement are hereinafter collectively referred to as the "Phase II Pre-Sale Requirement"). In the event Borrower has not fulfilled the Phase II Pre-Sale Requirement, and Borrower desires to obtain disbursements of Loan funds for Phase II, and provided Borrower has a total of Sold Unit Contracts at least equal to 50% of the Units in the Phase II Building, Borrower shall be permitted to receive fundings pursuant to the Loan for the construction of Phase II, provided Borrower funds from its own monies prior to the receipt of any Loan proceeds for Phase II the difference between the total dollar amount of the Phase II Pre-Sale Requirement and the actual total dollar amount which will be received by Borrower as Net Sales Proceeds pursuant to Sold Unit Contracts for the Phase II Building at the time Borrower desires to obtain a disbursement of Loan funds for Phase II ("Phase II Funding Gap"). As additional Units are sold in the Phase II Building pursuant to Sold Unit Contracts, Lender will refund to Borrower from the Loan on a dollar for dollar basis an amount equal to the Phase II Funding Gap provided that Lender shall not be required to fund Loan funds in excess of the amounts set forth in the Loan Budget.

      5. Appraisal of the Phase II land establishing a value of the Phase II land at least equal to the value in the Phase II Budget.

      6. Receipt by Lender of proof that eighty-five percent (85%) of the Units in the Phase I Building are Sold Units or have been sold and closed to third-party end purchasers.

      7. Subcontractor's contracts of major subcontractors ($25,000.00 or more) for Phase II and the name and address of each subcontractor who will perform work and supply materials to Phase II.

      8. Receipt by Lender and Lender's counsel of a marked-up title insurance commitment issued pursuant to a title insurance commitment, insuring Lender's Mortgage as spread to lien the Phase II Property, which marked-up title insurance commitment must be approved by Lender and Lender's Counsel.

      9. Receipt and approval by Lender of all borings and soil compaction reports and analysis relating to Phase II.

      10. Receipt and approval by Lender of reports and certificates by Borrower's Architect and/or Engineer, or both regarding fill, foundation, design, settlement, RODE and such other reports and certifications as required by Lender or Lender's Construction Inspector, or both relating to Phase II.

      11. Receipt and approval by Lender of construction and non-construction cost breakdowns and use of proceeds relating to Phase
II on Lender-approved forms.

      12. Receipt and approval by Lender of a construction schedule relating to Phase II.

      13. Receipt and approval by Lender of two (2) copies of the final revised site plans and Plans and Specifications for Phase II.

      14. Receipt and approval by Lender of proof of insurance including, liability insurance, and insurance against fire, builder's risk, extended coverage, flood and such other insurable hazards, casualties and contingencies as Lender may require for Phase I and Phase II.

      15. Receipt and approval by Lender of three (3) original boundary surveys of the property to be encumbered by the lien of the Mortgage, current within 90 days of the closing, in form and content satisfactory to Lender, in Lender's sole discretion.

      16. Receipt and approval by Lender of written verification addressed to Lender from all appropriate governmental authorities, together with other evidence satisfactory to the Lender in Lender's sole discretion, that Phase II is zoned to permit the Phase II Building and related improvements; that there are in full force and effect, without conditions, valid approvals, variances and building permits, including approval of plat, density and site plan approval, issued by all governmental authorities having jurisdiction thereof; and designating the length of time of the validity of all such approvals, variances and permits.

      17. Receipt and approval by Lender of letters from providers of utilities addressed to Lender confirming the sufficient capacity of sewer, water, electric, telephone and other pertinent utilities to satisfactorily service Phase II and that such utilities are available and will be furnished to Phase II.

      18. Receipt and approval by Lender of letters from the city and county where Phase II is located addressed to Lender confirming that there are no moratoria currently in effect or proposed which would prohibit construction or use of any portion of the Phase II.

      19. Receipt and approval by Lender of certificate of the Borrower and Guarantor in form and content satisfactory to Lender regarding authority of the Borrower and Guarantor to enter into the modification of the Loan and/or execute the loan modification documents, together with fully executed copy of the limited partnership agreement and all amendments thereto, a certificate of limited partnership and certificates of good standing from the Secretary of State of Florida and the state of incorporation of the Borrower and Guarantor of the limited partnership. Borrower shall also provide as to any corporate general partner, certified copies of the articles of incorporation and all amendments thereto and certificates of good standing issued by both the Secretary of State, State of Florida and the state of incorporation of the corporation and certified copies of the bylaws and all amendments thereto.

      20. Receipt and approval by Lender of evidence of payment of any outstanding liens, taxes, or other obligations or encumbrances against Phase II and any portion of the Property or the Phase I Building, which is still encumbered by the Mortgage and confirming that there are no outstanding special assessment relating to Phase II or any portion of the Property or the Phase I Building still encumbered by the Mortgage remaining unpaid.

      21. Borrower shall deliver to the Lender an Opinion Letter satisfactory to Lender and executed by Florida counsel for the Borrower and as necessary counsel in the state of incorporation or formation of any Borrower or Guarantor entity organized in a state other than Florida.

      22. Estoppel letters in form satisfactory to the Lender from any existing mortgagees or lienors regarding the amount necessary to pay off and satisfy any existing mortgages or liens, including the per diem amount and the amount of any required prepayment penalty.

      23. Receipt and approval by Lender of insured Closing Letter from title insurance underwriter.

      24.   Receipt and approval by Lender of a UCC-11 Search.

      25. Receipt and approval by Lender of certification of costs of construction of Phase II by Lender's Construction Inspector, at Borrower's expense.

      26. Receipt and approval by Lender of Certificate of Architect or Engineer preparing the Plans and Specifications, satisfactory to Lender. The form of the certificate shall be furnished by Lender.

      27. Receipt and approval by Lender of Evidence that the Architect, Engineer and General Contractor for Phase II are licensed to do business in the State of Florida and in the county where the Property is located.

      28. Receipt and approval by Lender of Architect's contract, as to Phase II, in form satisfactory to Lender.

      29. Receipt and approval by Lender of Engineer's contract, as to Phase II, in form satisfactory to Lender.

      30. Receipt and approval by Lender of fixed cost general contractor's contract as to Phase II, in form satisfactory to Lender.

      31. Collateral assignment by Borrower of all of its rights, title, and interest in and to all plans, specifications and drawings for Phase II and all shop drawings incident thereto.

      32. Receipt and approval by Lender of assents by the Architect, Engineer and General Contractor which assents include upon default by Borrower, an assignment to Lender of all of Borrower's rights, title and interest in and to all plans, specifications and drawings for Phase II and all shop drawings incident thereto.

      33. Receipt and approval by Lender of evidence satisfactory to Lender in its sole discretion, that the intended construction of the Phase II and their use comply fully with (and no notices of violation have been received in connection with) governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including, without limitation, the Fair Housing Act of 1968 (as amended) and the Americans with Disabilities Act of 1990, and any amendments thereto.

      34. Borrower shall pay all reasonable third-party out-of-pocket expenses, including reasonable attorneys' fees and costs of Lender's Counsel relating to the Phase II Loan.

      35. Recording as soon as practicable after closing of the Phase II Loan of all documents as required by Lender's Counsel relating to Phase II.

      36. Evidence satisfactory to Lender and Lender's Counsel of the fulfillment of any other condition or requirement relating to Phase II.


                                ARTICLE VIII

                                  DEFAULTS

      Upon the occurrence of any one or more of the following circumstances and to the extent applicable after the passing of time as set forth herein and pursuant to Paragraph 18 hereof ("Event(s) of Default"), Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Mortgage, or other Loan Documents, to proceed to exercise any remedy described herein:

            1. DEFAULT UNDER PROMISSORY NOTE. Failure by Borrower to pay, as and when due and payable but no later than fifteen days from the due date, any scheduled installment of interest, principal or any other payment required to be paid by this Loan Agreement, the Mortgage, the Note or any other Loan Documents. Notwithstanding anything to the contrary set forth herein, Lender shall provide Borrower with written notice prior to the first of each month of the interest installment to be paid for each month. If Borrower does not receive written notice of any monthly interest installment from Lender, Borrower shall provide written notice to Lender no later than the first day of the month for which the interest installment is due, of Lender's failure to provide Borrower with a written notice of the interest installment, and said interest installment shall be due and payable no later than fifteen (15) days from receipt by Borrower of a written notice of the monthly interest installment. Further, any payment required to be paid by this Loan Agreement, the Mortgage, the Note or any Loan Documents, with the exception of interest and principal, shall be due and payable the later of: (a) fifteen (15) days from receipt by Borrower from Lender of written notice of the required payment and (b) the fifteenth day of each month during the term of the Loan.

            2. DEFAULT UNDER LOAN DOCUMENTS. Failure by Borrower or the Guarantor to duly observe any other covenant, condition or agreement of this Loan Agreement, the Mortgage, the Note, the Commitment, or any Loan Document or any other security instrument given hereunder after the expiration of any applicable grace period; or

            3. DEFAULT OF OTHER OBLIGATIONS. Failure by Borrower or Guarantor to pay, as and when due and payable, all the indebtedness due to Lender, or to duly observe all of the covenants, conditions and agreements now or hereafter existing between Borrower, Guarantor, and Lender pursuant to the terms and conditions of any other obligation or indebtedness; or

            4. BREACH OF WARRANTY. Any warranty made or agreed to be made herein or in any related Loan Document heretofore, concurrently or hereafter executed shall be breached by Borrower or Guarantor or shall prove to be false or misleading; or

            5. FILING OF LIENS AGAINST THE PROPERTY. Any lien for labor, material, taxes or otherwise shall be filed against the Property or otherwise incurred and not be removed within fifteen (15) days from the date of filing any such lien; or

            6. LEVY UPON THE PROPERTY. A levy be made under any process on, or a receiver be appointed for the Property or any other property of Borrower; or

            7.   BANKRUPTCY OR INSOLVENCY OF BORROWER.

                 (a) The filing by Borrower, Guarantor or any of Borrower's or Guarantor's general partners of a voluntary petition in bankruptcy for adjudication as a bankrupt or insolvent, or the filing by Borrower, Guarantor or any of Borrower's or Guarantor's general partners of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower, Guarantor or any of Borrower's or Guarantor's general partners seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Borrower, Guarantor or any of Borrower's or Guarantor's general partners or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors, or specific written admission by Borrower, Guarantor or any of Borrower's or Guarantor's general partners of its inability to pay its debts generally as they become due; or

                 (b) The filing of an involuntary petition against Borrower, Guarantor or any of Borrower's or Guarantor's general partners seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Borrower or Guarantor or any of Borrower's or Guarantor's general partners or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without Borrower's consent or acquiescence, which shall not be discharged by the appropriate court of law within sixty (60) days of the above-described filing; or

            8. ASSIGNMENT FOR THE BENEFIT OF CREDITORS. Borrower, Guarantor or any of Borrower's or Guarantor's general partners shall make a general assignment for the benefit of creditors; or

            9. TRANSFER OF PROPERTY. Borrower shall sell, transfer, assign, convey, lease, enter into any management contract, which form of management contract has not been pre-approved by Lender, or further encumber all or any part of its interest in any property constituting security for this Loan without the express written consent of Lender, except in the Ordinary Course of Business.

            Notwithstanding anything set forth herein to the contrary, Borrower may assign and transfer its rights and obligations, upon which assignment, Borrower will have no further liability or responsibility, related to or arising out of this Agreement to any corporation, partnership or other entity owned or controlled by, or under common control with, Borrower or JMB Realty Corporation ("JMB"), a Delaware corporation (any of the foregoing, a "JMB Affiliate"). For purposes of this paragraph, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person or entity, whether through ownership of voting securities, by contract or otherwise. For purposes of applying this definition, (i) the managing partner of a general or limited partnership will be deemed to be in control thereof, provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership, and (ii) an entity will be deemed controlled by JMB if a majority of the trustees, directors or persons in similar capacities which direct or cause the direction of the management and policies of such entity are at all times officers, directors, shareholders, employees or individuals acting in similar capacities of JMB or an entity controlled by or under the common control with JMB;or

            10. ABANDONMENT OR CESSATION OF CONSTRUCTION. Construction of Phase I Building shall be abandoned or shall cease for any reason and not be resumed within fifteen (15) business days thereafter unless such cessation is due to any reason beyond Borrower's control, including but not limited to strike or unavailability of materials unless such events of force majeure shall delay construction so long that the Phase I Building reasonably cannot be completed within the time allocated for completion herein; or

            11. LIEN AGAINST PROPERTY. Borrower grants any mortgage, lien or encumbrance upon the Property; or

            12. ENCROACHMENTS AND PERMITS. All or any portion of the Phase I Building which encroach upon any street or road setback or easement or upon any adjoining property, or violate any ordinance, regulation, rule or direction of any federal or state agency, or of any governmental or quasi-governmental authority, or any zoning setback line, or the building permit(s) shall be revoked or suspended or shall lapse, or if any building or other permit or license shall be conditional in nature and Borrower shall fail to punctually satisfy the conditions so as to prevent its invalidity; or

            13. UNAUTHORIZED WORK. Borrower shall, without Lender's prior written consent, undertake or contract for work on the Property outside of or beyond the scope of the Plans and Specifications which shall not constitute an Approved Change Order; or

            14. BREACH. A violation or breach shall occur in any agreement, covenant or restriction affecting title to the Property, including but not limited to matters appearing as permitted exceptions in the Title Policy; or

            15. FILING OF NOTICE. The filing for record by Borrower or Guarantor or any of Borrower's general partners of a notice limiting the maximum amount which may be secured by the Mortgage pursuant to Section 697.04(1)(b) of the Florida Statutes (1991); or

            16. BORROWER'S GENERAL PARTNERS. The substitution or removal of any of Borrower's general partners or the general partners of any of Borrower's general partners which are partnerships without Lender's prior written consent or the amendment of Borrower's Limited Partnership Agreement without Lender's prior written consent. Notwithstanding anything set forth above, Borrower and/or Borrower's general partner may assign and transfer its rights and obligations (upon which assignment Borrower will have no further liability or responsibility) related to or arising out of this Agreement to any corporation, partnership or other entity owned or controlled by, or under common control with, Borrower or JMB; or

            17. TRANSFER BY GUARANTOR. Guarantor shall transfer any assets to Arvida/JMB Partners, L.P.-II without the prior written consent of Lender in Lender's sole and absolute discretion or Arvida/JMB Partners, L.P.-II shall transfer any assets to Guarantor without the prior written, consent of Lender in Lender's sole and absolute discretion. Allocation of operational and managerial expenses between Guarantor and Arvida/JMB Partners, L.P.-II shall not be deemed a transfer of assets.

            18. NON-MONETARY DEFAULT PERIOD. Notwithstanding any provision to the contrary contained herein no non-monetary Event of Default shall be deemed to have occurred until Lender has given Borrower notice of such non-monetary Event of Default, and Borrower has not cured said non-monetary Event of Default within thirty (30) days thereafter. Notwithstanding the matters set forth above if during the above-described grace period, Borrower shall be diligently pursuing curing any non-monetary Event of Default including but not limited to taking all actions necessary to cure said non-monetary Event of Default in a timely manner and notifying Lender of said actions, then Lender shall extend the non-monetary grace period for an additional fifteen (15) days, provided if Lender shall determine in its sole discretion at any time during the extended grace period that Borrower is no longer acting diligently to cure the non-monetary Event of Default, the extended grace period shall be terminated upon Lender's providing Borrower with notice of same. Further, if Lender shall determine that Borrower shall be diligently pursuing curing the non-monetary default, Lender shall, in Lender's sole discretion, allow Borrower additional time to cure the non-monetary Event of Default, which additional time shall be determined in Lender's sole discretion and which additional time shall be terminated upon Lender providing Borrower of notice of same.

                                 ARTICLE IX

                             REMEDIES OF LENDER

      Upon the occurrence of any one or more of the circumstances set out as an Event of Default herein, Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Mortgage or other related Loan Documents, to proceed to exercise any of the following remedies:

            1. DEFAULT CONSTITUTES DEFAULT UNDER LOAN DOCUMENTS. Borrower agrees that the occurrence of such Event of Default shall constitute a default under each of the Loan Documents, thereby entitling Lender (a) to exercise any of the various remedies therein provided, including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Mortgage, and
(b) cumulatively to exercise all other rights, options and privileges provided by law or in equity.

            2.   ACCELERATION OF MATURITY.

                 (a) In the event any payment of the principal sum, or any installment thereof, or any interest thereon, is not made when payment is due, after expiration of any applicable grace period the Loan may be declared in default and the entire amount of the Note or so much as may have been advanced, including the principal balance then outstanding, together with all interest accrued thereon, shall be accelerated and shall become immediately due and payable, at the option of Lender and without notice (the Borrower hereby expressly waives notice of such default), time being of the essence of this agreement.

                 (b) In the event Borrower fails to perform any covenant, condition or agreement required in this Loan Agreement, the Note, Mortgage, or any other related Loan Documents, after the expiration of any applicable grace period, Lender may declare the Loan in default and the entire amount of the Note, including the principal balance then outstanding, together with all interest accrued thereon, shall be accelerated and declared to be immediately due and payable at the option of Lender.

            3. LENDER'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME.

                 (a) If an Event of Default shall have occurred and be continuing, Borrower agrees that upon Lender's demand, Borrower shall forthwith surrender to Lender the actual possession and, to the extent permitted by law, Lender itself or by such officers or agents as it may appoint, may enter and take possession of all the Property and may exclude Borrower and its agents and employees wholly therefrom and may have joint access with Borrower to the books, papers and accounts of Borrower.

                 (b) If Borrower shall for any reason fail to surrender or deliver all or any portion of the Property to Lender upon demand, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession or requiring Borrower to deliver immediate possession of all or part of the Property to Lender, and Borrower hereby specifically consents to the entry of such a judgment or decree.

                 (c) Borrower will pay to Lender upon demand, all reasonable third-party out-of-pocket expenses of obtaining such judgment or decree (including all reasonable third-party out-of-pocket expenses incurred by Lender as a result of any appeal), its attorneys; and all such expenses shall be secured by the lien of the Mortgage.

                 (d) Upon every such entering upon or taking of possession, Lender may hold, store, use, operate, manage and control the Property and conduct Borrower's business on the Property and, from time to time:

                       (i) make all maintenance, repairs, renewals, replacements, additions, betterments and improvements necessary and proper to the Property and purchase or otherwise acquire additional fixtures, personalty and other property;

                       (ii)  insure the Property;

                       (iii) manage and operate the Property and exercise all of the rights and powers of Borrower (in Lender's name or otherwise) with respect to the management and operation of the Property;

                       (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Lender;

                       (v) to perform or cause to be performed any and all work and labor necessary to complete the Phase I Building in accordance with the Plans and Specifications; and

                       (vi) to disburse that portion of the Loan proceeds not previously disbursed (including any retainage) to the extent necessary to complete construction of the Phase I Building in accordance with the Plans and Specifications, and if such completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Mortgage. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the construction of Phase I in Borrower's name and hereby empowers Lender as said attorney-in-fact to take all actions necessary in connection therewith, including but not limited to the following: (i) to use any funds of Borrower, including any balance which may be held in escrow and any funds which may remain unadvanced hereunder, for the purpose of completing Phase I in the manner called for by the Plans and Specifications; (ii) to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Phase I Building in substantially the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, architects and engineers and inspectors as shall be required for said purposes; (iv) to pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property or which may be necessary or desirable for the completion of Phase I or the clearance of title to the Property; (v) to execute all applications and certificates in Borrower's name which may be required by any construction contract; and (vi) to do any and every act with respect to the construction of Phase I which Borrower may do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of Phase I and to take such action and require such performance as it deems necessary. In accordance therewith, Borrower hereby assigns and quitclaims to Lender all sums to be advanced hereunder, including retainage and any sums in escrow, conditioned upon the use of said sums, if any, for the completion of Phase I.

all as Lender may, from time to time, determine to be to its best advantage; and Lender may collect and receive all the income, revenues, rents, issues and profits of the same, including those past due as well as those accruing thereafter, and after deducting:

                             (aa)  All expenses of taking, holding, managing
and operating the Property;

                             (bb)  The cost of all such maintenance, repairs,
renewals, replacements, additions, betterments, improvements, purchases and acquisitions;

                             (cc)  The cost of such insurance;

                             (dd)  Such taxes, assessments and other charges
prior to the lien of the Mortgage as Lender may determine to pay;

                             (ee)  Other proper charges upon the Property or
any part thereof; and

                             (ff)  The reasonable compensation, expenses and
disbursements of the attorneys and agents of Lender, including attorneys' fees and costs for any appeal.

Lender shall apply the remainder of the sums received by Lender, first to the payment of accrued interest and then to the payment of principal and all other sums or indebtedness that may be due hereunder.

                 (e) Whenever all interest, principal installments and other amounts due under the terms of the Note and Mortgage shall have been paid and all defaults made good, Lender shall surrender possession of the Property to Borrower, its successors or assigns. Lender's right to take possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

            4. RECEIVER. If any Event of Default shall have occurred and be continuing, Lender shall be entitled, as a matter of strict right and without regard to the value or occupancy of the Property, to the appointment of a receiver who will enter upon and take possession of the Property, collect the rents and profits therefrom and apply the same as the court may direct. The receiver shall have all the rights and powers permitted under the laws of Florida. All costs and expenses (including receiver's fees, attorneys' fees and costs, including attorneys' fees and costs incurred as a result of any appeal, and agents' compensation) incurred in connection with the appointment of a receiver shall be secured by the Mortgage. The right to enter and take possession of the Property, to manage and operate the same and to collect the rents, issues and profits thereof (whether by a receiver or otherwise) shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised by Lender concurrently therewith or independently thereof. Lender shall be liable to account only for such rents, issues and profits actually received by Lender whether received pursuant to this paragraph 4 or the preceding paragraph 3 above. Notwithstanding the appointment of any receiver, trustee or other custodian, Lender shall be entitled, as pledgee, to the possession and control of any cash or other instruments, at the time held by or payable or deliverable under the terms of this Loan Agreement or the Mortgage to Lender.

            5. LENDER'S POWER OF ENFORCEMENT. If any Event of Default shall have occurred and be continuing, whether Lender takes possession or not, Lender may proceed by suit at law or in equity (or by any other appropriate proceeding or remedy) to enforce payment of the Note or the performance of any term of the Mortgage, this Loan Agreement, the Loan Documents or any other right, to foreclose the Mortgage and to sell the Property in its entirety or in separate parcels, under the judgment or decree of a court or courts of competent jurisdiction and to pursue any other remedy available to it, all as Lender shall deem most effectual. Lender may take action either by judicial proceedings or by the exercise of its powers to take possession, as Lender may determine.

            6. PRINCIPAL AND INTEREST BECOME DUE ON FORECLOSURE. Upon commencement of suit or foreclosure of the Mortgage, the unpaid principal balance of the Note, if not previously accelerated and declared due for Borrower's default, and the interest accrued thereon, together with all other sums owed by Borrower to Lender that remain unpaid at the time of the commencement of such suit or foreclosure, together with accrued interest thereon, shall be immediately due and payable.

            7. PURCHASE BY LENDER. Upon any foreclosure sale pursuant to judicial proceedings, Lender may bid for and purchase all or any portion of the Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of the Property without further accountability to Borrower.

            8. WAIVER OF APPRAISEMENT, VALUATION, STAY AND EXTENSION. Borrower agrees (to the full extent permitted by law) that in case of a default on its part hereunder, neither Borrower nor anyone claiming by, through or under it, shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of the Mortgage or the final and absolute sale of the Property or the final and absolute possession of the Property by the purchasers in foreclosure and Borrower, for itself and for all who may at any time claim by, through, or under it, hereby waives (to the full extent that it may lawfully do so) the benefit of all such laws and any and all right to have the assets comprising the Property marshalled upon any foreclosure and Borrower agrees that the Property may be sold in its entirety.

            9.   SUITS TO PROTECT THE PROPERTY.  Lender shall have power:
 (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or which violate the Mortgage or this Loan Agreement; (b) to preserve or protect Lender's interest in the Property and in the income, revenues, rents and profits arising therefrom; and (c) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair Lender's security. All payments made or costs or expenses incurred by Lender in connection with this paragraph, including reasonable attorneys' fees and costs, whether or not suit is filed and, if filed, for all appeals, shall be secured by the Mortgage and shall be immediately repaid by Borrower to Lender on demand, with interest thereon from the date incurred until the date repaid by Borrower at the same rate as provided by the Note.

            10. BORROWER TO PAY THE NOTE ON ANY DEFAULT IN PAYMENT; APPLICATION OF MONIES BY LENDER. If default shall be made in the payment of any amount due under the Note, Mortgage, this Loan Agreement or any Loan Documents, then after the expiration of any applicable grace period, upon Lender's demand, Borrower will pay to Lender the whole amount due and payable under the Note; and in case Borrower shall fail to pay the same upon demand, Lender shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with all costs and expenses, including third-party reasonable out-of-pocket costs, expenses and disbursements of Lender's agents and attorneys, whether or not suit is filed, and if filed, for all appeals.

            Lender shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceeding for the enforcement of the Mortgage, and the right of Lender to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the terms of the Mortgage or the foreclosure of the lien hereof.

            In case of a foreclosure sale of all or any part of the Property and of the application of the proceeds of sale to the payment of the debt secured by the Mortgage, Lender shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon the Note, and Lender shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. Notwithstanding the matters set forth above, Lender and Borrower acknowledge and agree that Arvida Grand Bay Managers, Inc., an Illinois corporation as general partner of Borrower, will not have any personal liability or responsibility for obligations with respect to this Loan.

            Borrower agrees, to the full extent that it may lawfully so agree, that no recovery of any such judgment by Lender and no attachment or levy of any execution upon any such judgment upon any of the Property or upon any other property shall in any manner or to any extent affect the lien of the Mortgage upon the Property or any part thereof or any lien, rights, powers or remedies of Lender hereunder, but such lien, rights, powers and remedies shall continue unimpaired.

            Any money collected by Lender or received by Lender under this paragraph 10 shall be applied as follows:

                 (a) to the payment of fees, reasonable third-party out-of-pocket expenses, costs and disbursements of the agents and attorneys of Lender;

                 (b) to the payment of the amounts of accrued interest and principal and any other amount due and unpaid under the Note; and

                 (c) to the payment of all other indebtedness due Lender under any other loans secured by the Mortgage.

            11. DELAY OR OMISSION - NO WAIVER. No delay or omission of Lender to exercise any right, power or remedy accruing upon any default shall impair any such right, power or remedy or shall be a waiver of any such default or acquiescence therein; and every right, power and remedy given by this Loan Agreement, any Loan Document or by law to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

            12. NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER, ETC. No waiver of any default hereunder shall extend to or shall affect any subsequent or any other then existing default or shall impair Lender's rights, powers or remedies for the defaults not waived by Lender.

            If Lender: (a) grants forbearance or an extension of time for the payment of any sums secured by the Mortgage; (b) takes other or additional security for the payment of the Note; (c) waives or does not exercise any right granted in this Loan Agreement, the Mortgage or in the Note or any Loan Documents; (d) releases any part of the Property from the lien of the Mortgage or otherwise changes any of the terms of this Loan Agreement, the Note or Mortgage or any Loan Documents; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement subordinating the lien of the Mortgage, any such act or omission by Lender shall not release, discharge, modify, change or affect Borrower's original liability under the Note, the Mortgage, this Loan Agreement or otherwise, or the original liability of any maker, co-signer, endorser, surety or guarantor of the Note, nor shall any such act or omission preclude Lender from exercising any right, power or privilege granted in this Loan Agreement or the Mortgage in the event of any other concurrent or subsequent default, nor (except as otherwise expressly provided in an instrument or instruments executed by Lender) shall the lien of the Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Lender, without further notice, is authorized and empowered to deal with any such transferee as fully and to the same extent as it might deal with Borrower, without in any way releasing or discharging any of Borrower's liabilities or obligations hereunder.

            13. DISCONTINUANCE OF PROCEEDINGS - POSITION OF PARTIES RESTORED. In case Lender shall have proceeded to enforce any right or remedy under the Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder and all rights, powers and remedies of Lender shall continue as if no such proceeding occurred.

            14. REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Lender by this Loan Agreement is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                                  ARTICLE X

                                MISCELLANEOUS

      In the event of a conflict with other provisions of this Loan Agreement, the provisions of this Article shall control.

            1. BINDING TERMS. All of the obligations, covenants, terms and conditions hereof shall be binding obligations, covenants, terms and conditions throughout the term of this loan.

            2. BANK ACCOUNTS. Borrower shall open and maintain, with Lender, during the entire term of this Loan, its operating account for the Property and a construction account into which the Loan funds shall be disbursed with respect to this project.

            3. PAYMENT OF CONSTRUCTION COSTS. Lender shall be under no duty or obligation to anyone to ascertain whether Borrower has used or will use the Loan proceeds for the payment of bills incurred by Borrower in connection with the construction of the Phase I Building. Payment of all bills for labor and materials in connection with the construction of the Phase I Building shall be Borrower's responsibility, and Lender's sole obligation shall be to advance the proceeds of the Loan subject to, and in accordance with this Loan Agreement.

            4. RECOMMENDATION BY LENDER'S INSPECTOR. At no time shall Lender be obligated to disburse funds in excess of that recommended by Lender's Inspector. If Lender's Inspector does not recommend the disbursement of any funds requested by Borrower, Lender's Inspector shall set forth in writing the reasons for such non-recommendation.

            5. NOTICES TO ALL PARTIES. All notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Loan Agreement shall be deemed to have been given or made when hand delivered or when deposited in the Certified Mails of the United States, Return Receipt Requested, postage prepaid or sent overnight mail, addressed to such party at the address or addresses hereinabove stated following the names of the respective parties, or to a different address in accordance with any unrevoked written direction from such party to the other parties hereto, except in cases where it is expressly provided herein that such notice, request or demand shall not be effective until received by the party to whom it is intended.

            6. NO PARTNERSHIP OR JOINT VENTURE. Nothing herein contained nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender, and the parties hereby acknowledge that no such relationship exists between them.

            7. NO ASSIGNMENT BY BORROWER. This Agreement may not be assigned by Borrower without the prior written consent of Lender. If Lender approves an assignment hereof by Borrower, Lender shall be entitled to make advances to such assignee and such advances shall be evidenced by the Note and secured by the Mortgage and related Loan Documents. Notwithstanding anything set forth above, Borrower may assign and transfer its rights and obligations (upon which assignment Borrower will have no further liability or responsibility) related to or arising out of this Agreement to any corporation, partnership or other entity owned or controlled by Borrower or JMB.

            8. USURY. It is the intention of the parties to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provision to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under the Loan Documents, or in the event the maturity of the indebtedness evidenced by such Loan Documents is accelerated in whole or in part, so that under any such circumstance, the amount of interest contracted for, charged or received shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern or control, (b) neither Borrower nor any other person or entity now or hereafter liable for repayment of the Loan shall be obligated to pay the amount of such interest not permitted by the applicable usury laws, (c) any such excess which may have been collected shall be refunded to Borrower and (d) the effective rate of interest for the Note shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws.

            9.   TIME.  Time is of the essence of this Loan Agreement.

            10. WAIVER. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or no delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any right or remedy provided by law. No notice to or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further action in any circumstance without notice or demand.

            11. CONFLICT. The provisions of this Loan Agreement shall control in the event of any conflict among it, the Commitment, the Note, the Mortgage and any other Loan Document.

            12. ADDITIONAL FINANCING. The Lender's obligation to fund this Loan is limited to the principal amount set forth in the Note herein and the Lender is not obligated to fund any additional amounts other than as set forth in the Note herein. It is expressly understood that Borrower has sought and agreed to the terms for repayment set forth in the Note and it is the burden of the Borrower to provide any permanent financing, bridge financing, or other financing which may be necessary to repay this Loan on or prior to the Maturity date. It is expressly understood that it is not the responsibility of the Lender to provide to Borrower further financing of the Project or the repayment of this Loan.

            13. ARVIDA GRAND BAY MANAGERS, INC.. Borrower and Lender acknowledge and agree that Arvida Grand Bay Managers, Inc., an Delaware corporation, as general partner of Arvida Grand Bay Limited Partnership - I, Arvida Grand Bay Limited Partnership - II, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - III, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - IV, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - V, a Delaware limited partnership, and Arvida Grand Bay Limited Partnership - VI, a Delaware limited partnership, will not have any personal responsibility for obligations with respect to this Loan. Borrower and Lender acknowledge and agree that, except as expressly set forth in the Guaranty, but notwithstanding anything to the contrary in the Commitment, in this Loan Agreement or in any other Loan Document, neither any present or future partner in or agent of Borrower, nor any person or entity that, directly or indirectly (i.e., through one or more additional partnerships) is a partner in any partner in Borrower, nor any shareholder, member, officer, manager, director, employee or agent of any corporation or limited liability company that, directly or indirectly (i.e., through one or more additional partnerships) is a partner in Borrower, shall be personally liable, directly or indirectly, under or in connection with the Commitments this Loan Agreement or any other Loan Document, or any instrument securing or otherwise executed in connection with the Commitment, this Loan Agreement or any other Loan Document, or any certificate delivered in connection with the Commitment, this Loan Agreement or any other Loan Document, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter; except as expressly set forth in the Guaranty, the recourse of Lender and each of its successors and assignees under or in connection with the Commitment, this Loan Agreement, any other Loan Document and such instruments and certificates, and any such amendments or modifications, shall be limited to the assets of Borrower only and Lender and each of its successors and assignees waives and does hereby waive any such personal liability. For the purposes of the Commitment, this Loan Agreement, each other Loan Document and such instruments and certificates, and any such amendment or modifications, neither the negative capital account of a partner, nor any obligation of any partner to restore a negative capital account or to contribute capital to Borrower or any other partnership shall be deemed to be the property or an asset of Borrower or any other partnership (and neither Lender nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

            14. SIGN REGARDING FINANCING. Borrower shall erect on the site one (1) sign of the Lender indicating the Lender is providing financing for the Project.

            15. EXECUTION OF ADDITIONAL DOCUMENTS BY LENDER. Lender agrees that it will cooperate and execute any and all reasonable forms and consents required: (i) for the filing of any and all subdivision maps or plats affecting the Property or any part thereof, as well as executing any and all documents required by any appropriate governmental authority to effect the filing of said subdivision maps or plats, provided same is in the form and content satisfactory to lender; (ii) for the recording of any condominium documents and/or declaration of protective covenants and restrictions affecting the Property or any part thereof, provided same is in form and content satisfactory to lender; (iii) for the dedication of and/or granting of easements for streets, roads, rights of way and utility easements affecting the Property, provided same is in form and content satisfactory to Lender;
(iv) in connection with the conveyance and/or dedication of entrance features, parks, recreational facility property, streets, roads, wetlands, lakes and/or any other similar types of areas to the public or a homeowners' or property owners' association created as contemplated by a declaration of protective covenants and restrictions, provided same is in form and content satisfactory to Lender; and/or (v) in connection with the granting of easements and other forms of conveyance for flowage, storage and drainage, provided same is in form and content satisfactory to Lender.


                                 ARTICLE XI

                             GENERAL CONDITIONS

      The following conditions shall apply throughout the term of this Loan
Agreement:

            1.   PARTIAL RELEASES OF MORTGAGE.  Provided there exists no
Event of Default under the Note, the Mortgage, the Loan Agreement or any related Loan Document, upon completion of the recreational clubhouse and guardhouse and transfer of same to the appropriate homeowners or condominium association, as described in the Loan Agreement, Lender will execute, in recordable form, and deliver to Borrower a partial release from the lien of the Mortgage for such recreational clubhouse and guardhouse. Further, provided there exists no Event of Default under the Note, this Mortgage, the Loan Agreement or any related Loan Document, at the closing of each condominium Unit located in Phase I, or in Phase II of the Property if Lender agrees to fund the construction of Phase II ("Unit"), to a third-party end-purchaser, Borrower shall pay to Lender an amount equal to one hundred percent (100%) of the Net Sales Proceeds, as defined below, received by Borrower for the Unit for which Borrower is requesting a partial release of this Mortgage ("Release Price") and Lender shall apply these monies to reduce the outstanding principal balance of the Note. Upon receipt of the Release Price by Lender, Lender will execute, in recordable form, and deliver to Borrower, a partial release from the lien of the Mortgage for such Unit which is being sold to a third party end purchaser. For purposes of this Mortgage, Net Sales Proceeds is defined as the gross sales price paid by a third-party end-purchaser per Unit ("Gross Sales Price"), less any lender approved closing expenses ("Lender Approved Expenses") which closing expenses shall be defined as closing expenses in the amount of up to 3.5% of the Gross Sales Price of each Unit. Borrower shall bear all costs associated with the preparation, execution, and recording of all partial releases, including Lender's reasonable attorneys' fees and third-party reasonable out-of-pocket costs. The payment of any such Release Price shall not relieve Borrower of its obligation to make each and every payment required by the Note, Mortgage or any Loan Document.

            2. RESTRICTION ON SALE OF ADDITIONAL CONDOMINIUMS Borrower shall not be permitted to sell condominium units or other improvements or commence construction of condominium units or other improvements on any Portion of the Bishop's Point Project except for the Property during the term of the Loan unless (i) Borrower has satisfied the Phase I Pre-Sale Requirement for that type of building (i.e., low-rise or mid-rise) for Phase I or (ii) Borrower is constructing or selling condominium units in a type of building which is different in type than the Phase I Building. (By way of example, if the Phase I Building is mid-rise Building, Borrower shall be permitted to sell condominium units in a low-rise building or commence construction of condominium units in a low-rise building on any portion of the Bishop's Point Project.)

            3.   CONSTRUCTION OF THE PHASE I BUILDING GUARDHOUSE,
RECREATIONAL CLUBHOUSE, AND COVERED PARKING GARAGE. Borrower shall complete construction of the Phase I guardhouse, recreational clubhouse, and covered parking garage no later than the completion of construction of the Phase I Building.

            4. REPAYMENT OF LOAN. Borrower shall make the following additional payments to Lender to reduce the outstanding principal balance of the Loan:

                 a.    PHASE I PRE-SALE REQUIREMENT  Sixty days after
Borrower receives certificates of occupancy for the number of Units required to be pre-sold by Borrower pursuant to the Phase I Pre-Sale Requirement, Borrower shall have paid or shall pay at that time to Lender an amount equal to the Phase I Pre-Sale Requirement, which sum shall reduce the outstanding principal balance of the Note. Upon receipt by Lender of the monies equal to the Phase I Pre-Sale Requirement and provided there exists no Event of Default under the Note, the Mortgage, this Loan Agreement or any related Loan Document, Lender will execute, in recordable form, and deliver to Borrower, a partial release from the lien of the Mortgage for the Unit or Units for which the Phase I Pre-Sale Requirement has been allocated by Borrower.

                 b.    PHASE I ADDITIONAL BUILDING PAYMENT  Commencing on the
first day of the first full month immediately after the sixty day period described in subparagraph 4a above, and on the first day of each and every month thereafter, until the principal amount of the Note attributable to the Phase I Building is paid in full, Borrower shall pay an amount equal to ninety-six and one-half percent (96.5%) of the cost of one Unit, as set forth in Exhibit "C" hereof ("Building I Additional Payment"), which Unit shall be selected by Borrower from Exhibit "C." Upon receipt by Lender of the Building I Additional Payment and provided there exists no Event of Default under the Loan Documents, Lender will execute, in recordable form, and deliver to Borrower, a partial release from the lien of the Mortgage for the Unit or Units which shall be selected by Borrower from Exhibit "C". However, if Borrower closes and receives the sales proceeds from the sale of a Unit or Units in the Phase I Building, which is not a Unit or Units which is included in the Phase I Pre-Sale Requirement, and repays a portion of the Loan as set forth in Article XI, paragraph 1 hereof, then Borrower shall not be required to pay Lender the Building I Additional Payment for the month or months following the sale of such Unit or Units. Borrower and Lender acknowledge and agree that Borrower shall not be required to pay the Building I Additional Payment for one month for each Unit, which is not included in the Phase I Pre-Sale Requirement, which is closed and for which Borrower receives the sales proceeds from the sale of a Unit and repays a portion of the Loan as set forth
in Article XI    , paragraph 1 hereof.  (By way of example, if Lender is
repaid by Borrower, as set forth in Article XI section 1. hereof, from the sale of three Units, which are not included in the Phase I Pre-Sale Requirement, in the month of October, no Phase I Additional Payment will be due in the months of November, December and January. Further, if Lender is then repaid by Borrower, as set forth in Article XI, paragraph 1 hereof, from the sale of two Units, which are not included in the Phase I Pre-Sale Requirement, in November, no Phase I Additional Payment will be due in the months of February and March.)

                 c. PHASE II PRE-SALE REQUIREMENT Further, if Lender agrees to fund the construction of the Phase II Building, as defined in
Article VII hereof, sixty days after receipt by Borrower of certificates of occupancy for the number of Units required to be pre-sold by Borrower pursuant to the Phase II Pre-Sale Requirement, Borrower shall have paid or shall pay at that time to Lender an amount equal to the Phase II Pre-Sale Requirement, which sum shall reduce the outstanding principal balance of the Note. Upon receipt by Lender of the monies equal to the Phase II Pre-Sale Requirement and provided there exists no Event of Default under the Note, the Mortgage, this Loan Agreement or any related loan document, Lender will execute, in recordable form, and deliver to Borrower, a partial release from the lien of the Mortgage for the Unit or Units for which the Phase II Pre-Sale Requirement has been allocated.

                 d. PHASE II ADDITIONAL BUILDING PAYMENT Commencing on the first day of the first full month immediately after the above-described sixty day period in subparagraph 4c above, and on the first day of each and every month thereafter until the principal amount of the Note attributable to Phase II is paid in full, ("Building II Additional Payment") (the Building I Additional Payment and the Building II Additional Payment are hereinafter collectively referred to as the "Additional Payments") Borrower shall pay an amount equal to ninety-six and one-half percent (96.5%) of the cost of one Unit, which Unit shall be a Unit located in the Phase II Building and selected by Borrower, pursuant to a Schedule of Costs which shall be acceptable to Lender, in Lender's sole discretion. Upon receipt by Lender of the Building II Additional Payment and provided there exists no Event of Default under the Loan Documents, Lender will execute, in recordable form, and deliver to Borrower, a partial release from the lien of the Mortgage for the Unit or Units which have been selected by Borrower. However, if Borrower closes and receives the sales proceeds from the sale of a Unit or Units in the Phase II Building, which is not a Unit or Units which is included in the Phase II Pre-Sale Requirement, and repays a portion of the Loan as set forth in Article XI, paragraph 1 hereof, then Borrower shall not be required to pay Lender the Building II Additional Payment for the month or months following the sale of such Unit or Units. Borrower and Lender acknowledge and agree that Borrower shall not be required to pay the Building II Additional Payment for one month for each Unit, which is not included in the Phase II Pre-Sale Requirement, which is closed and for which Borrower receives the sales proceeds from the sale of a Unit and repays a portion of the Loan as set forth in Article XI, paragraph 1 hereof. (By way of example, if Lender is repaid by Borrower, as set forth in Article X, paragraph 1 hereof, from the sale of three Units, which are not included in the Phase II Pre-Sale Requirement, in the month of October, no Phase II Additional Payment will be due in the months of November, December and January. Further, if Lender is then repaid by Borrower, as set forth in Article XI, paragraph 1 hereof, from the sale of two Units, which are not included in the Phase II Pre-Sale Requirement, in November, no Phase II Additional Payment will be due in the months of February and March.)

            2. RIGHTS OF THIRD PARTIES. All conditions of Lender's obligations hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other person other than the Borrower, its successors and/or permitted assigns, shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person, other than the Borrower, under any circumstance, shall be deemed to be a beneficiary of such conditions, any and all of which Lender freely may waive in whole or in part at any time if, in its sole discretion, it deems it desirable to do so. In particular, Lender makes no representation and assumes no obligation as to third parties concerning the quality of the construction of the Phase I Building by Borrower or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claim or loss and attorneys' fees and costs resulting from the disbursement of the Loan proceeds or from the condition of the Property, whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan, provided Borrower's indemnity shall not relate to matters which occurred after (i) transfer of title to the Property, pursuant to a foreclosure sale; or (ii) acceptance by Lender of a deed or other assignment of title to the Property. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claim or loss exists.

            3. EVIDENCE OF SATISFACTION OF CONDITIONS. Any condition of this Loan Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts, implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free to establish independently and to its reasonable satisfaction and in its absolute discretion such existence or non-existence.

            4. ASSIGNMENT. Lender shall have the unconditional right to assign all or any part of its interest hereunder to any third party after completion of construction of the Phase I Building and Lender shall have the right to assign all or any part of its interest hereunder to an affiliate bank of Lender or to another lender which has taken control of at least fifty percent (50%) of Lender's real estate portfolio during construction of Phase
I. Borrower may not assign this Loan Agreement or any of its rights or obligations hereunder without Lender's prior written consent. Notwithstanding anything set forth above, Borrower may assign and transfer its rights and obligations (upon which assignment Borrower will have no further liability or responsibility) related to or arising out of this Agreement to any corporation, partnership or other entity owned or controlled by Borrower or JMB.

            5. SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Loan Agreement one of the parties hereto is named or referred to, the successors and permitted assigns of such party shall be included, and all covenants and agreements contained in this Loan Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective successors and permitted assigns, whether so expressed or not.

            6. HEADINGS. The headings of the sections, paragraphs and subdivisions of this Loan Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

            7. INVALID PROVISIONS TO AFFECT NO OTHERS. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Loan Agreement in whole or in part, then only such clause or provision shall be held for naught as though not herein contained, and the remainder of this Loan Agreement shall remain operative and in full force and effect.

            8. NUMBER AND GENDER. Whenever the singular or plural number, masculine or feminine, or neuter gender is used herein, it shall equally include the other.

            9. AMENDMENTS. Neither this Loan Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            10. GOVERNING LAW. This Loan Agreement shall be governed in its enforcement, construction and interpretation by the laws of the State of Florida.

            11. LITIGATION. In the event any legal proceedings are instituted between the parties concerning this Loan Agreement, the Note, the Mortgage, or any other Loan Documents, the Lender shall be entitled to recover its costs of suit, including attorneys' fees, at both trial and appellate levels and any bankruptcy proceeding.

            12. WAIVER OF TRIAL BY JURY. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS LOAN.

      IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the dates specified below.

WITNESSES:                         BORROWER:

                                   ARVIDA GRAND BAY LIMITED
                                   PARTNERSHIP- I, a Delaware limited
                                   partnership

                                   By: ARVIDA GRAND BAY MANAGERS, INC.,
                                       a Delaware corporation
                                       general partner               (SEAL)
__________________________

__________________________              By:___________________________
                                           Vincent P. Donahue,
                                           Vice President
                                   Dated: January __, 1994


                                   ARVIDA GRAND BAY PROPERTIES, INC.,
                                   a Delaware corporation

                                   By:  ARVIDA GRAND BAY MANAGERS, INC.,
                                        a Delaware corporation
                                        general partner              (SEAL)
__________________________

__________________________              By:_____________________________
                                           Vincent P. Donahue,
                                           Vice President


                                   LENDER:

                                   BARNETT BANK OF BROWARD COUNTY, N.A.,
                                   a national banking association

__________________________

__________________________         By:__________________________________
                                      Jeffrey H. Cannon,
                                      Vice President

STATE OF FLORIDA     )
                     : ss.
COUNTY OF BROWARD    )

      The foregoing instrument was acknowledged before me this ____ day of January, 1994, by Vincent P. Donahue, Vice President of Arvida Grand Bay Managers, Inc., a Delaware corporation, general partner of Arvida Grand Bay Limited Partnership - I, a Delaware limited partnership, on behalf of the limited partnership. He is personally known to me or has produced ___________________________ as identification.


                                        ______________________________
                                        Notary Public
                                        Name of Notary Printed:
                                        ______________________________
My commission expires:                              (NOTARY SEAL)

My commission number is:


STATE OF FLORIDA     )
                     : ss.
COUNTY OF BROWARD    )

      The foregoing instrument was acknowledged before me this ____ day of January, 1994, by Vincent P. Donahue, Vice President of Arvida Grand Bay Properties, Inc., a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced _______________________ as identification.

                                        ______________________________
                                        Notary Public
                                        Name of Notary Printed:
                                        ______________________________
My commission expires:                              (NOTARY SEAL)

My commission number is:


STATE OF FLORIDA     )
                     : ss.
COUNTY OF BROWARD    )

      The foregoing instrument was acknowledged before me this ____ day of January, 1994, by Jeffrey H. Cannon, Vice President of Barnett Bank of Broward County, N.A., a national banking association, on behalf of the association.
He is personally known to me or has produced ________________________ as identification.


                                        ______________________________
                                        Notary Public
                                        Name of Notary Printed:
                                        ______________________________
My commission expires:                              (NOTARY SEAL)

My commission number is:                                        FTL-90384.5